                                                                    Exhibit 99.2

                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                                FAIRNESS OPINION
                                Table Of Contents

--------------------------------------------------------------------------------


METHODOLOGIES USED IN VALUATION.........................................1

NET BOOK VALUE..........................................................2

PURCHASE PRICE PREMIUM ANALYSIS.........................................4

PRESENT VALUE OF DISCOUNTED CASH FLOWS ("DCF")..........................5

MARKET COMPARISON APPROACH..............................................7

ACQUISITION VALUE.......................................................10

         Comparable Transactions........................................10

REAL ESTATE VALUATION SUMMARY...........................................12







EXHIBITS
--------------------------------------------------------------------------------
HISTORICAL & PROJECTED FINANCIAL STATEMENTS                             A

COMMON STOCK PRICE/VOLUME ANALYSIS - MHGI                               B

ASSET/BOOK VALUE ANALYSIS                                               C

DISCOUNTED CASH FLOW ANALYSIS                                           D

COMPARABLE COMPANY ANALYSIS                                             E


--------------------------------------------------------------------------------
RONEY & CO.                            1                      INVESTMENT BANKING
--------------------------------------------------------------------------------

METHODOLOGIES USED IN VALUATION
-------------------------------

A number of appraisal methods and variations have been developed by valuation experts over the years in assessing financial fairness. These approaches consider quantitative factors (financial and accounting statistics), and qualitative factors (ability of management, supplier relationships, customer products acceptance, etc.) to arrive at an overall Fairness Opinion ("Opinion").

Three considerations must be taken into account in a valuation regardless of which individual or combination of methodologies are eventually used. They are:

     1. Restrictive agreements, if any, which may inhibit the free transfer of a company's common stock. At Wendy's of West Michigan Limited Partnership ("WWMLP" or the "Company") there are none with regards to the transfer of the L.P. units.

     2. Analysis of an established market price or other sales of the stock being valued. Prices determined in a free and open market are sometimes the best indications of value.

     3. Review of generally accepted approaches to valuations including Net Book Value, Present Value of Discounted (Estimated) Future Earnings, and Market Comparison. It should be stressed that none of these valuation tools is inherently better than the others, and each method is used in different circumstances.






--------------------------------------------------------------------------------
RONEY & CO.                            1                      INVESTMENT BANKING
--------------------------------------------------------------------------------

NET BOOK VALUE
--------------

The net book value or net equity method implies that a company is worth its accumulated retained earnings or deficit, plus its original capitalization. Net book value is primarily an amount arrived at over a company's existence that reflects accounting history expressed in unadjusted dollars and not the company's potential.

In most going concerns with a viable future, net book value is lower than the selling price of the company. Book Value is only of importance to the extent it provides an adequate base for the continuance of operations. In most instances where a company earns a significant return on its assets (both tangible and intangible), the net book value approach is not representative of the company's intrinsic business value.

Book Value is an accounting concept, augmented by appropriate Fair Market Value asset adjustments, recording the accumulated financing input from contributed capital and retained earnings. Intrinsic business value is an economic concept estimating future cash output discounted to present value. In essence, book value tells you what you have put in; intrinsic business value estimates what can be taken out.

Bonbright commented as follows on the term "book value":

         "In all respects the relationship between the commercial value of a business and the so-called physical values of its assets is highly indirect and uncertain. Almost never does it justify an assumption that the `values' (that is, the depreciated costs) of the latter even roughly measure the value of the former."(1)

The United States Court of Appeals in KETLER VS. COMMISSION(2) rejected book value as a primary valuation factor stating, "It is quite evident that the book value of a stock is a very unreliable basis upon which to determine the fair market value." The court referred to the case of ANSON EVANS(3), to the effect that "Book Value frequently bears no relationship to actual cash or fair market value."

Despite the early and widespread recognition of the inadequacy of "book value" as a primary valuation factor, there have been litigated cases(4) in which either the Internal Revenue Service or the taxpayer contended that the fair market value of stock approximated its "book value". It is notable that the courts in all cases rejected the contention that book value approximated the fair market value of the capital stock.

Net tangible book value represents net book value less all intangible assets, such as, but not limited to: excess of cost or acquired companies over fair value of net assets acquired (more commonly known as "Goodwill"), unamortized securities issuance costs, patents, etc.

----------


1        Bonbright, Valuation of Property 265
2        KETLER VS. COMMISSION, 196 f.2d 822
3        ANSON EVANS, 29 B.T.A. 710
4        Among these were COLONIAL TRUST CO. VS. KRAEMER, 63 F.
         Supp. 866; BARTRAM, EXEC. VS. GRAHAM ADMX., 157 F.
         Supp. 757; ESTATE OF SAMUEL E. MONTGOMERY, 127 T.C.M.
         1380; ESTATE OF MARY K. MILLER, 18 T.C.M. 1127.


--------------------------------------------------------------------------------
RONEY & CO.                            2                      INVESTMENT BANKING
--------------------------------------------------------------------------------

We have reviewed the book value of WWMLP's assets in limited detail. This review included visits to several of the Company's restaurant locations in June, 1996. While the liquidation value of the assets could possibly exceed their book value, it is not clear what effect this has on earnings potential, or ultimately the Company's value. Further, because of the nature of WWMLP's business, it is unclear whether the fair market value of these assets would be at the same value level as the net book value.



=================================================================
          WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                   ASSET/BOOK VALUE ANALYSIS
                     As of August 31, 1997
                       ($'s in thousands)
-----------------------------------------------------------------
                                           NET BOOK     FORCED
                                            VALUE       VALUE
-----------------------------------------------------------------
     Current Assets
     Land
     Leasehold Improvements
     Building & Improvements
     Restaurant Equipment
     Office Equipment
      Leased Property
           Gross Amount
     Less: Total Liabilities
                                          -----------------------
         Shareholder's Equity

     Total Shares Outstanding (000's)
                                          -----------------------
     ASSET VALUE PER WWMLP SHARE

=================================================================











--------------------------------------------------------------------------------
RONEY & CO.                            3                      INVESTMENT BANKING
--------------------------------------------------------------------------------

PURCHASE PRICE PREMIUM ANALYSIS
-------------------------------



Since June, 1996, Meritage and its affiliates have acquired approximately 54% of the units of WWMLP. These transactions are the basis for analyzing the differences between all of the prices offered and the Proposed Transaction Purchase Price, and are distributed below:



================================================================================================================

                                   WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                                         PURCHASE PRICE PREMIUM ANALYSIS
----------------------------------------------------------------------------------------------------------------

                                                                    TOTAL            PROPOSED
                                                 EQUIVALENT     CONSIDERATION      TRANSACTION       % PREMIUM
   DATE      # OF UNITS   CONSIDERATION             VALUE           VALUE       CONSIDERATION (A)
----------------------------------------------------------------------------------------------------------------
   6/96         14        Cash                     $5,000          $70,000            $7,500           50.0%

   7/96       143.25      MHGI Stock               $6,000         $859,500            $7,500           25.0%
                          (unregistered)
  10/96       482.55      Cash                     $7,000       $3,377,850            $7,500           7.1%

  11/96         41        Series A                 $7,200         $295,200            $7,500           4.2%
                          Convertible
                          Preferred Stock

NOTES:
------
(A) The Consideration would be paid in Meritage Common Shares which will be registered on form S-4, at the transaction closing date, based on the lesser of the average high and low bid price on the OTC Bulletin Board for the 10 trading days preceding the date of dissolution and $4.125.
================================================================================================================







--------------------------------------------------------------------------------
RONEY & CO.                            4                      INVESTMENT BANKING
--------------------------------------------------------------------------------

PRESENT VALUE OF DISCOUNTED CASH FLOWS ("DCF")
----------------------------------------------

This approach argues that a potential investor will pay a price for a security that yields a targeted minimum rate of return on invested capital (both to suppliers of debt and equity). Using this targeted rate of return as a discount factor, the present value of an estimated future earnings stream for a given number of years can be computed by discounting each year's estimated earnings to the present time. Other factors considered include the expected cyclicality or unpredictability (if any) of a company's earnings and cash flow and the investors' willingness to wait out a given length of ownership.

To state the premise another way, DCF valuation posits that the buyer purchases a time series of free cash flows that are generated by the assets purchased. DCF does not value the total cash flow of the business. Rather, it values only the FREE CASH FLOW. In doing so, this analysis separates and ascribes a value only to the cash flows that an investor can remove from the business. Cash that is generated but used to sustain the business (such as increases in working capital and capital expenditures) is not included in the DCF value. Cash flow that must be retained in the business creates no incremental value to the buyer.

Before defining free cash flow, another methodological nuance should be noted. As noted, DCF valuation uses a discount rate that reflects the firms weighted cost of capital or the price it must pay to suppliers of both debt and equity. Accordingly, discounted free cash flow is independent of financing costs. For Wendy's of West Michigan Limited Partnership, we have considered management's projected financial statements to estimate Free Cash Flow (See EXHIBIT A).

TERMINAL VALUE
--------------

DCF valuation is composed of two values: a forecast of free cash flows for some term of years and a terminal value that is a surrogate for the present value of the discounted cash flows that are expected to occur in the years after the end of the forecast period.

Terminal value at the end of the period of cash flow forecasts may be arrived at in different ways, such as estimating book value, applying a price/earnings multiple to forecasted earnings or employing a cash flow multiple. We feel using a cash flow or operating income multiple is most consistent with DCF methodology. In essence, this technique multiplies the operating income in the last year of the forecast by a multiplier that attempts to estimate the value of cash flows in perpetuity. We have used a multiple of 5.5 which equates to a perpetuity value of 12.0%(5).

COST OF CAPITAL (DISCOUNT RATE)
-------------------------------

Once the free cash flows and terminal values are estimated, the present value of these components is calculated. The acquirer is paying today for access to the cash flows generated by the assets in the future, therefore, these cash flows must be discounted to the present. The proper discount rate can be estimated by calculating the marginal weighted average cost of capital. In essence, the discount rate attempts to approximate the rate of return the suppliers of capital will expect to earn. In WWMLP's instance, because of its asset structure, working capital liquidity needs and capitalization requirements, a purchaser would not be able to borrow all of the acquisition funds on a senior basis. Thus, a component of the capital structure could, by necessity, consist of equity related subordinated debt, commonly referred to as "mezzanine capital", along with a substantial amount of equity. On this basis, the risk-adjusted cost of capital for WWMLP is calculated as follows:

--------------
5   (  1 -.34   )= 12.0% where 5.5 is the EBIT multiple required and 34.0% is
     -----------    the corporate income tax rate
      ( 5.5 )




--------------------------------------------------------------------------------
RONEY & CO.                            5                      INVESTMENT BANKING
--------------------------------------------------------------------------------

------------------------

=======================================================================================================
                             WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                             WEIGHTED AVERAGE COST OF CAPITAL CALCULATION
=======================================================================================================
                                                                                          WEIGHTED
    COMPONENT                      WEIGHT       COST       TAX BENEFIT      AFTER-TAX       COST
    -----------------------------------------------------------------------------------------------
    Senior Debt                         60%         9.0%      34.0%              6.1%       3.6%
    Subordinated Debt                    0%        20.0%      34.0%             13.1%
    Equity                              40%        25.0%       0.0%             10.0%      10.0%
                                 ------------------------------------------------------------------
        COST OF CAPITAL                100%                                                13.6%

========================================================================================================

ANALYSIS
--------

We have made a five year projection of income statements and balance sheets based, in part, on projections provided by the Company and considering historical financial performance. We analyzed three distinct scenarios: i) Conservative Scenario, ii) Management Budgeted Scenario, and iii) Aggressive Scenario. We have utilized these projections and reformatted the financial information, (to value the real estate owned by the Company separately) contained within the statements to arrive at a number that approximates WWMLP's net after tax cash flow from operations. To this operations only figure, we added back the real estate value of the Company owned properties. Based on the historical and projected financial statements (EXHIBIT A), we have prepared a discounted cash flow analysis (EXHIBIT D).


DCF ANALYSIS (000'S)
--------------------

This value is achievable only if the assumptions used in making the forecasts are defensible and accurate. If the assumptions are not defensible, a discount to these values would be appropriate.


=======================================================================================
                     WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                             DISCOUNTED CASHFLOW ANALYSIS
                      For the 12 months ended November 30, 1997
                                  ($'s in thousands)
=======================================================================================
                                                              Management
                                                 Conservative  Budgeted    Aggressive
ASSUMPTIONS                                        Scenario    Scenario     Scenario
-----------                                        --------    --------     --------
Terminal Value Discount Rate                            13.6%       13.6%        13.6%
Cash Flow Discount Rate                                 13.6%       13.6%        13.6%
Terminal Value Multiple                                  5.5x        5.5x         5.5x

DESCRIPTIONS
------------
PV of Free Cash Flows                                  $3,423      $3,850       $4,409
PV of Terminal Value                                   $1,479      $2,269       $2,878
                                                 --------------------------------------
      INTRINSIC BUSINESS VALUE                         $4,902      $6,119       $7,287

ADJUSTMENTS
-----------
Plus:    Cash & Equivalents                                $0          $0           $0
Plus:    Prepaids & Other Assets                           $0          $0           $0
Less:    Funded Debt                                  ($3,609)    ($3,609)     ($3,609)
Less:    Other                                            ($0)        ($0)         ($0)
                                                 --------------------------------------
      Subtotal                                        ($3,609)    ($3,609)     ($3,609)

      UNITHOLDER VALUE (OPERATIONS ONLY)               $1,293      $2,510       $3,678
      UNITHOLDER VALUE (REAL ESTATE - SEE PAGE 12)     $4,615      $4,615       $4,615

                                                 --------------------------------------
           TOTAL UNITHOLDER VALUE                      $5,908      $7,125       $8,293

      TOTAL WWMLP UNITS OUTSTANDING (000'S)            1.2568      1.2568       1.2568
                                                 --------------------------------------
      UNITHOLDER VALUE PER UNIT OF WWMLP               $4,700      $5,670       $6,599
                                                 ======================================
                                      MEAN VALUE                   $5,656

=======================================================================================



--------------------------------------------------------------------------------
RONEY & CO.                            6                      INVESTMENT BANKING
--------------------------------------------------------------------------------

MARKET COMPARISON APPROACH
--------------------------

This approach assumes that a degree of comparability exists between the Company and other similar firms for which a value has been established over a five year time horizon in an active and free trading market. Once similarity is established, the relationship to market value is expressed as a Price/Earnings ratio. This ratio, then, may be modified to reflect special conditions, risks, or opportunities which are unique to the Company.

There are obvious problems in identifying publicly traded firms whose total business parallels the Company's. Generally, the Company's area of operations is not identically represented in the operations of the companies to which it is being compared. Despite this difficulty, we feel this method provides a valid technique for the valuation of the Company in a stable market environment over a suitable analytical period. Under this method, the Company reflects both its hypothetical worth and value, absent special considerations, as if it were an actively traded security.

MARKET COMPARISONS
------------------

EXHIBIT E details the financial comparison for selected public companies in the related industries. In valuing WWMLP as a public company, a number of factors were considered, as follows:

     A.   Industry Niche (technical expertise with high market share)
     B.   Earnings Growth
     C.   Revenue Size and Growth
     D.   Market Diversity
     E.   Balance Sheet Strength
     F.   Return on Equity
     G.   Trading Volume (potential market capitalization)

We have reviewed those companies in EXHIBIT E and have condensed the list to those companies we feel have similar operating characteristics to WWMLP. With WWMLP's unique operating niche, we chose the following companies we deem to be truly comparable. In each instance, the following companies have some degree of comparability or at least have significant assets utilized in a similar industry segment:


===================================================================================================
                           WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                                       COMPARABLE COMPANIES
---------------------------------------------------------------------------------------------------
     COMPANY                        DESCRIPTION
---------------------------------------------------------------------------------------------------
     Davco Restaurants, Inc.        Operates approximately 228 fast food restaurants under the trade name "Wendy's Old Fashioned Hamburgers".

     Morgan's Foods, Inc.           Operates 40 "Kentucky Fried Chicken" restaurants in five
                                    states.

     Taco Cabana, Inc.              Operates a chain of 121 Mexican food restaurants which are operated directly or through franchises.

     Wendy's International          Operates or franchises over 4,933 "Wendy's"
                                    and "Tim Hortons" restaurants in the United
                                    States and 33 countries and territories.

===================================================================================================


MARKET COMPARISON ANALYSIS
--------------------------

Wendy's International, Davco Restaurants, Morgan's Foods and Taco Cabana represent (in the order presented) the most comparable companies to WWMLP. Generally, the average P/E and Total Consideration/Operating Income ratios for these companies most accurately reflect the market valuation for quality participants in the quick service restaurant industry segment, as measured primarily by return on equity and other ratios.

For purposes of our analysis, we believe that all four companies would be the best comparable companies to utilize. The valuation of a publicly traded company is normally expressed as a function of its P/E ratio. We feel that the public market provides objective evidence as to value. However, we feel the proper way to view a company's valuation by the public is as a function of Total Consideration and EBITDA (Earnings Before Interest, Taxes, Depreciation & Amortization). In using EBITDA as a proxy for free cash flow from operations, we assume that depreciation & amortization and capital expenditures do not offset each other. In doing so, we are valuing a


--------------------------------------------------------------------------------
RONEY & CO.                            7                      INVESTMENT BANKING
--------------------------------------------------------------------------------
company based more on its intrinsic business value or Total Consideration, rather than relying solely on the public market's current P/E valuation perception. On this basis, the four comparable companies are trading at approximately 7.1x LTM EBITDA while the comparable group has a mean (excluding the high and low) of approximately 11.9x LTM EBITDA. In addition to analyzing EBITDA, we feel that it is important to examine the share price relative to the earning of these comparable companies as well. The four comparable company mean (excluding the high and low) P/E ratio (based off of 1997F earnings) was approximately 21.9x. In reviewing the four comparable companies financial performance relative to WWMLP's, we note that three of the four comparable companies operating income percentages are significantly above those earned by WWMLP (Morgan Foods has margins below WWMLP's).

Based on our transactional analysis, we believe that the public market multiple of Total Consideration to EBITDA indicated for the comparable companies is in excess of the multiple a prospective investor would consider fair or an acquirer would pay in a market for corporate control for all the Units of WWMLP.

We think WWMLP would command a multiple lower than the 7.1x LTM EBITDA multiple indicated for a number of reasons. First, from an aggregate size standpoint, WWMLP is small relative to the size of the comparable companies. Size alone, while not necessarily having any impact on intrinsic value, does impact a Company's ability to withstand competitive pressures, whether from suppliers or customers. Further, size impacts a prospective purchasers pool of synergy opportunities (i.e. Selling, General and Administrative savings). Additionally, WWMLP's industry is in a very competitive mode where margins may become more narrow in the future, thus placing pressure on the business. Thus we believe that a more appropriate multiple of LTM EBITDA would be 5.5x.












--------------------------------------------------------------------------------
RONEY & CO.                            8                      INVESTMENT BANKING
--------------------------------------------------------------------------------

Earnings are calculated as follows:



==================================================================================
                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                           MARKET COMPARABLE ANALYSIS
                               ($'s in thousands)
----------------------------------------------------------------------------------
                                                               1998F      1999F
                                                                MGMT.      MGMT.
        CATEGORY                                               BUDGET(A)  BUDGET(A)
----------------------------------------------------------------------------------

EBITDA MULTIPLE ANALYSIS
------------------------
        FORECASTED EBIT  (FYE 11/30)                             $772        $849

        Rebate Income                                            $265        $271
         Real Estate Lease Obligation (B)                       ($484 )     ($496)
                                                         ------------ -----------
            ADJUSTED EBIT                                        $553        $624

        Depreciation                                             $698        $741
        Amortization                                             $198        $198
                                                         ------------ -----------
            ADJUSTED EBITDA                                    $1,449      $1,563

        Normalized Capital Expenditures                         ($300)      ($300)
                                                         ------------ -----------
        OPERATING CASH FLOW                                    $1,149      $1,263

        Multiple-Operating Cashflow                              5.50        5.00
                                                         ------------ -----------
        INDICATED CAPITALIZED VALUE                            $6,320      $6,315

        SHAREHOLDER VALUE ADJUSTMENT
        ----------------------------
            Plus:    Cash & Equivalents                            $0          $0
            Plus:    Prepaids & Other Assets                       $0          $0
            Less:    Funded Debt                              ($3,609)    ($3,609)
            Less:    Notes Payable                                ($0)        ($0)
                                                         ------------ -----------
              Total Shareholder Value Adj.                    ($3,609)    ($3,609)

              TOTAL UNITHOLDER VALUE (OPERATIONS ONLY)         $2,710      $2,706
              TOTAL UNITHOLDER VALUE (REAL ESTATE - SEE
          PAGE 12                                              $4,615      $4,615
                                                         ------------ -----------
                  TOTAL UNITHOLDER VALUE                       $7,325      $7,321

              Total WWMLP Units Outstanding (000's)            1.2568      1.2568
                                                         ------------ -----------
              TOTAL UNITHOLDER VALUE PER SHARE                 $5,829      $5,825
                                                         ========================

                                                    MEAN           $5,827

----------
A. Roney & Co.'s usage of Management's Budget reflects only operational EBIT
B. These figures assume 8.5% rents for the 5 Company owned locations and 5% rent for the building lease on the ground lease property.

==================================================================================

















--------------------------------------------------------------------------------
RONEY & CO.                            9                      INVESTMENT BANKING
--------------------------------------------------------------------------------

ACQUISITION VALUE
-----------------

The acquisition value of a company seeks to estimate the price at which the company would "trade in the market for corporate control." Acquisition value is the price an acquirer would pay to control the target's assets and the free cash flows (FCF) they generate. Transactions occur in the public market almost daily at prices significantly above current secondary trading levels. The premium paid over the market trading level of the stock of a company is, in fact, a derived figure rather than an analytical tool(6). When the various valuation methods outlined previously justify a price over current trading prices, then a premium price is paid. The price paid rests on the conclusion of the analysis. To some degree, the prices paid are a result of the intense amount of competition among buyers for quality businesses and to a greater degree they reflect the economic benefits of all the synergies that a buyer may bring to a seller in a corporate combination.

Thus, the value of a company (its intrinsic value) as an independent entity often will be different than the value of the company when it is combined with another firm. The acquisition value will reflect incremental cash flow generated by consolidated tax savings, cost savings due to the elimination of redundant operations, distribution economies, or other business benefits.

The first step in this approach is to determine a sample of comparable companies that have been involved in a merger or acquisition. From a comparability standpoint, we look at the following aspects of a company: industry, products, processes, customers, distribution channels, and suppliers among others. For WWMLP, we reviewed a number of transactions and feel they are representative of the valuation multiples that would be paid for WWMLP, given forecasted earning, in a competitive market place.

COMPARABLE TRANSACTIONS
-----------------------

The following summarizes the multiples paid:



======================================================================================================

                            WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                            COMPARABLE MERGERS & ACQUISITION TRANSACTIONS
------------------------------------------------------------------------------------------------------
      DATE                                                                    TOTAL         MULTIPLE
    COMPLETED  ACQUIRER                 ACQUIREE                          CONSIDERATION     OF EBITDA
------------------------------------------------------------------------------------------------------

      1994     Apple South              Apple-Tenn-Flo L.P.                 $17,000,000          N/A
      1994     Quality Dining, Inc.     Grayling Corporation                $19,900,000        6.63x
      1995     Apple South, Inc.        Marcus Group - Applebee's           $48,000,000        6.82x
      1995     Apple South, Inc.        DF&R Restaurants Inc.              $201,216,000       14.37x
      1995     Quality Dining, Inc.     Burger King Franchisee               $8,600,000          N/A
      1995     Shareholders             Dave and Buster's                   $94,631,000       11.83x
      1995     Shareholders             Host Marriott Services             $601,950,000          N/A
      1996     Private-Strategic        Private I (Quick Service
                                        Segment)                             $2,998,000        4.75x
      1996     Private-Strategic        Private II (Quick Service
                                        Segment)                             $6,250,000        4.50x
      1996     Quality Dining, Inc.     Bruegger's Bagels                           N/A          N/A
      1996     Investor Group           America's Favorite Chicken Co.     $320,000,000          N/A
      1997     Investor Group           Bruegger's Bagels                           N/A          N/A
      1997     Pizza Hut of Michigan    Pizza Hut Corporate Territory               N/A          N/A
      1997     Compass Group PLC        DAKA International Inc.            $189,122,000       13.80x
      1997     Investor Group**         DAVCO Restaurants                  $140,000,000        5.62x

     ** The deal is pending - The transaction is estimated to have consideration of roughly $140mm. The multiple is based off of this estimate.

=======================================================================================================


----------

6 See Judson P. Reis, "The Fine Art of Valuation", Mergers & Acquisition
  Handbook









--------------------------------------------------------------------------------
RONEY & CO.                            10                     INVESTMENT BANKING
--------------------------------------------------------------------------------


================================================================================================================

                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                          TRANSACTION MULTIPLE ANALYSIS
                               ($'s in Thousands)
----------------------------------------------------------------------------------------------------------------

      DATE                                                                             TOTAL         MULTIPLE
    COMPLETED  ACQUIRER            ACQUIREE                                        CONSIDERATION     OF EBITDA
----------------------------------------------------------------------------------------------------------------

      1994  Quality Dining, Inc.   Grayling Corporation                                   $19,900        6.63x


      1996  Private-Strategic      Private I (Quick Service Segment)                       $2,998        4.75x


      1996  Private-Strategic      Private II (Quick Service Segment)                      $6,250        4.50x


      1997  Investor Group (A)     Davco Restaurants, Inc.                               $140,000        5.62x
                                                                                  ----------------------------

                                                                                             HIGH        6.63X
                                                                                              LOW        4.50X
                                                                                          AVERAGE        5.37X

                                                                    ---------------------------------------------
                                                                         LOW          AVERAGE            HIGH
                                                                    ---------------------------------------------
               WWMLP - 1998F EBITDA                                     $553           $553              $553
               Multiple                                                 4.50x          5.37x             6.63x
                                                                    ---------------------------------------------
               WWMLP - CALCULATED VALUE - OPERATIONS ONLY              $2,489         $2,969            $3,666
               WWMLP - CALCULATED VALUE - REAL ESTATE ONLY             $4,615         $4,615            $4,615
                                                                    ---------------------------------------------
               WWMLP - TOTAL UNIT VALUE - TOTAL ENTITY                 $7,104         $7,584            $8,281
                     TOTAL WWMLP UNITS OUTSTANDING (000'S)             1.2568         1.2568            1.2568
                                                                    ---------------------------------------------
                     WWMLP - PER UNIT VALUE - TOTAL ENTITY             $5,652         $6,034            $6,590
                                                                    =============================================

=================================================================================================================







--------------------------------------------------------------------------------
RONEY & CO.                           11                      INVESTMENT BANKING
--------------------------------------------------------------------------------

REAL ESTATE VALUATION SUMMARY
-----------------------------

Based on our omission of real estate cash flow from the valuation methodologies, we need to value the real estate utilizing a separate formula. This formula derives a multiple by utilizing the inverse of what is classified in industry terms as a capitalization rate ("Cap Rate"). The Cap Rate is the inverse of a multiple that would be associated with the cash flow associated with the properties (income received for usage of the properties). In the case of Wendy's of West Michigan L.P. we have utilized a range of Cap Rates based on our transaction experience in the real estate arena of the quick service restaurant industry. Based on this experience, we would attach a Cap Rate of somewhere in the range of 10.0% - 11.0%, which would be based on the cashflows associated with the properties and the upkeep of the properties that are Company owned by WWMLP. The following chart illustrates the range of values of the Company owned real estate:


========================================================================================================

                                     WENDY'S OF WEST MICHIGAN L.P.
                                     REAL ESTATE VALUATION SUMMARY
                                          ($'s in thousands)
--------------------------------------------------------------------------------------------------------
                                                                             ASSUMED CAP RATE
                                                                   -------------------------------------
                                 RENT        1997F        1997F
VALUATION TECHNIQUE            FACTOR /A   REVENUES/B     RENT        10.0%       10.5%        11.0%
--------------------------------------------------------------------------------------------------------

TOTAL COMPANY OWNED
-------------------
    2200 28th Street               8.50%    $1,027,368    $87,326     $873,260    $831,676     $793,872
    261 East 8th Street            8.50%      $803,191    $68,271     $682,710    $650,200     $620,645
    3850 S. Division               8.50%      $972,564    $82,668     $826,680    $787,314     $751,527
    2071 Apple Avenue              8.50%    $1,098,121    $93,340     $933,400    $888,952     $848,545
    4343 Chicago Drive             8.50%    $1,199,758   $101,979   $1,019,794    $971,229     $927,082

GROUND LEASE
------------
    3301 Plainfield Avenue         5.00%    $1,004,940    $50,247     $502,470    $478,543     $456,791
                                          --------------------------------------------------------------
    VALUATION CONCLUSION                    $6,105,942   $483,831   $4,838,310  $4,607,914   $4,398,463
                                          ==============================================================
                                    MEAN                                        $4,615,000

A. THE RENT FACTORS ARE BASED ON INDUSTRY STANDARDS. THE GROUND LEASE IS ESTIMATED TO BE AN ADDITIONAL 5.0% OVER THE 1.5% ALREADY PAID FOR LAND.

========================================================================================================

The above values assume that these properties would generate the industry norms for rents, and that the operations located at these sites would continue to maintain or increase their revenue figures. If revenues at these sites decreased, or the sites are determined, by an appraiser, to be worn down or neglected, the value ranges of the properties might need to be adjusted accordingly.








--------------------------------------------------------------------------------
RONEY & CO.                            12                     INVESTMENT BANKING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                   HISTORICAL & PROJECTED FINANCIAL STATEMENTS
                               (BUDGETED SCENARIO)

       -------------------------------------------------------------------

               --------------------------------------------------
                      WENDY'S OF WEST MICHIGAN -- BUDGETED
                     HISTORICAL AND FORECASTED BALANCE SHEET
                               AS OF DECEMBER 31,
               --------------------------------------------------


                                                      ------------------------------------------------------------------------------
                                                                                                         Forecasted
          ASSETS                                          1995      1996      1997     1998F     1999F     2000F     2001F     2002F
                                                      ------------------------------------------------------------------------------
CURRENT ASSETS
     Cash                                                 $411      $777      $407      $500      $500      $500      $500      $500
     Marketable Securities                                  $0        $0        $0      $188      $799    $1,499    $2,299    $3,190
     Accounts Receivable - Including related parties       $53      $217       $83       $85       $87       $89       $92       $94
     Inventory                                            $146      $180      $169      $173      $178      $182      $187      $191
     Prepaid Expenses                                     $139      $125      $120      $123      $126      $129      $132      $136
     Deferred Taxes                                         $0        $0        $0        $0        $0        $0        $0        $0
     Other                                                  $0        $0        $0        $0        $0        $0        $0        $0
                                                      ------------------------------------------------------------------------------
          CURRENT ASSETS                                  $749    $1,299      $779    $1,070    $1,690    $2,400    $3,210    $4,111
                                                      ------------------------------------------------------------------------------

Property, Plant & Equipment                            $11,809   $12,541   $13,233   $13,533   $13,833   $14,133   $14,433   $14,733
Accumulated Depreciation                                $6,138    $6,644    $7,339    $8,037    $8,777    $9,561   $10,387   $11,256
                                                      ------------------------------------------------------------------------------
     NET PROPERTY & EQUIPMENT                           $5,671    $5,897    $5,894    $5,496    $5,056    $4,572    $4,046    $3,477
                                                      ------------------------------------------------------------------------------

OTHER ASSETS
     Goodwill & Start-up Costs                          $2,163    $1,981    $1,783    $1,585    $1,387    $1,189      $991      $793
     Other Non-Current Assets                             $248      $282      $252      $258      $265      $271      $278      $285
                                                      ------------------------------------------------------------------------------
          TOTAL OTHER ASSETS                            $2,411    $2,263    $2,035    $1,843    $1,652    $1,460    $1,269    $1,078
                                                      ------------------------------------------------------------------------------

                                                      ------------------------------------------------------------------------------
                        TOTAL ASSETS                    $8,831    $9,459    $8,708    $8,409    $8,397    $8,432    $8,525    $8,666
                                                      ==============================================================================

          LIABILITY AND OWNERS' EQUITY
CURRENT LIABILITIES
     Accounts Payable                                     $785      $771      $733      $751      $770      $789      $809      $829
     Accrued Liabilities                                  $679      $724      $563      $577      $591      $606      $621      $637
     Other Current Liabilities                             $39       $39      $113       $39       $39       $39       $39       $39
     Revolver                                               $0        $0        $0        $0        $0        $0        $0        $0
     Total Current Portion of LT Debt                     $160      $232      $390      $250      $250      $250      $250      $250
                                                      ------------------------------------------------------------------------------
          TOTAL CURRENT LIABILITIES                     $1,663    $1,766    $1,799    $1,617    $1,651    $1,685    $1,720    $1,755
                                                      ------------------------------------------------------------------------------

Senior Debt                                             $2,500    $2,192    $1,529    $1,279    $1,029      $779      $529      $279
Capital Leases                                          $1,809    $1,954    $1,690    $1,690    $1,690    $1,690    $1,690    $1,690
Shareholder Debt                                            $0        $0        $0        $0        $0        $0        $0        $0
Sub Jr. Debt                                                $0        $0        $0        $0        $0        $0        $0        $0
                                                      ------------------------------------------------------------------------------
          TOTAL LONG TERM DEBT                          $4,309    $4,146    $3,219    $2,969    $2,719    $2,469    $2,219    $1,969
                                                      ------------------------------------------------------------------------------
Other Non-Current Liab.                                     $0       $61        $0        $0        $0        $0        $0        $0
                                                      ------------------------------------------------------------------------------
                        TOTAL LIABILITY                 $5,972    $5,973    $5,018    $4,586    $4,370    $4,154    $3,939    $3,724
                                                      ------------------------------------------------------------------------------

          SHAREHOLDERS EQUITY
Common Stock & Paid in Capital                              $0        $0        $0        $0        $0        $0        $0        $0
Retained Earnings                                       $2,859    $3,486    $3,690    $3,823    $4,027    $4,278    $4,586    $4,942
                                                      ------------------------------------------------------------------------------
          TOTAL EQUITY                                  $2,859    $3,486    $3,690    $3,823    $4,027    $4,278    $4,586    $4,942
                                                      ------------------------------------------------------------------------------
          TOTAL LIABILITIES & EQUITY                    $8,831    $9,459    $8,708    $8,409    $8,397    $8,432    $8,525    $8,666
                                                      ==============================================================================
          Check                                             $0        $0        $0        $0        $0        $0        $0        $0


               --------------------------------------------------
                      WENDY'S OF WEST MICHIGAN -- BUDGETED
                   HISTORICAL AND FORECASTED INCOME STATEMENT
                        FOR THE YEAR ENDING DECEMBER 31,
               --------------------------------------------------


                                        --------------------------------------------------------------------------------------------
                                                                                                     Forecasted
                                            1995        1996        1997       1998F       1999F       2000F       2001F       2002F
                                        --------------------------------------------------------------------------------------------

SALES                                    $23,365     $24,438     $27,105     $27,783     $28,477     $29,189     $29,919    $30,667
Less Discounts Allowed                        $0          $0          $0          $0          $0          $0          $0         $0
                                        -------------------------------------------------------------------------------------------
TOTAL Sales                              $23,365     $24,438     $27,105     $27,783     $28,477     $29,189     $29,919    $30,667
COST OF GOODS SOLD
     Cost of Goods Sold - Food           $16,844     $16,225     $17,997     $18,448     $18,908     $19,381     $19,865    $20,362
     Labor Costs                              $0          $0          $0          $0          $0          $0          $0         $0
     Food Service Supplies                    $0          $0          $0          $0          $0          $0          $0         $0
                                        -------------------------------------------------------------------------------------------
          TOTAL COST OF GOOD SOLD        $16,844     $16,225     $17,997     $18,448     $18,908     $19,381     $19,865    $20,362
                                        -------------------------------------------------------------------------------------------

     GROSS PROFIT                         $8,521      $8,213      $9,108      $9,335      $9,569      $9,808     $10,054    $10,305
     GROSS PROFIT %                         33.6%       33.6%       33.6%       33.6%       33.6%       33.6%       33.6%      33.6%

OPERATING EXPENSE
     Administrative & General             $2,103      $1,815      $2,196      $1,306      $1,338      $1,372      $1,406     $1,441
     Sales & Marketing                    $1,520      $1,536      $1,664      $2,639      $2,648      $2,685      $2,693     $2,729
     Royalties                            $1,015        $978      $1,084      $1,111      $1,139      $1,168      $1,197     $1,227
     Energy & Property Maintenance        $3,134      $3,172      $3,420      $3,501      $3,588      $3,678      $3,785     $3,879
     Amortization
     Rebates & Rental Expense              ($269)       $249        $265        $225        $231        $236        $242       $249
                                        -------------------------------------------------------------------------------------------
          TOTAL OPERATING EXPENSES        $7,503      $7,252      $8,099      $8,782      $8,945      $9,136      $9,322     $9,526
                                        -------------------------------------------------------------------------------------------
                                        -------------------------------------------------------------------------------------------
          OPERATING PROFIT (LOSS)/EBIT    $1,018        $961      $1,009        $553        $624        $670        $731       $779
          OPERATING PROFIT (LOSS)%           4.0%        3.9%        3.7%        2.0%        2.2%        2.3%        2.4%       2.5%
                                        -------------------------------------------------------------------------------------------

Non-Recurring Charges                         $0          $0          $0          $0          $0          $0          $0         $0

OTHER INCOME (EXPENSE)
     Other Income                             $0          $0          $0          $0          $0          $0          $0         $0
     Net Interest Income (Expense)         ($512)      ($403)      ($420)      ($352)      ($314)      ($289)      ($265)     ($241)

     Earn out/bonus payments
                                        -------------------------------------------------------------------------------------------
          TOTAL OTHER INCOME               ($512)      ($403)      ($420)      ($352)      ($314)      ($289)      ($265)     ($241)
                                        -------------------------------------------------------------------------------------------

          PRETAX INCOME (LOSS)              $506        $558        $589        $201        $310        $380        $466       $539
TAXES PAID                                    $0          $0          $0         $68        $106        $129        $158       $183
                                        -------------------------------------------------------------------------------------------
          NET INCOME (LOSS)                 $506        $558        $589        $133        $205        $251        $308       $355
                                        ===========================================================================================

               --------------------------------------------------
                      WENDY'S OF WEST MICHIGAN -- BUDGETED
                  HISTORICAL AND FORECASTED CASH FLOW STATEMENT
                        FOR THE YEAR ENDING DECEMBER 31,
               --------------------------------------------------


                                                        ----------------------------------------------------------------------------
                                                                                                        Forecasted
                                                           1995      1996      1997   1998F     1999F     2000F     2001F     2002F
                                                        ----------------------------------------------------------------------------
OPERATING ACTIVITIES

NET INCOME (LOSS)                                          $506      $558      $589    $133      $205      $251      $308      $355
Depreciation & Amortization                                $971      $857      $853    $896      $939      $981    $1,024    $1,067

Provided (used) by changes in
     Accounts Receivable - Including related parties       ($53)    ($164)     $134     ($2)      ($2)      ($2)      ($2)      ($2)
     Inventory                                            ($146)     ($34)      $11     ($4)      ($4)      ($4)      ($5)      ($5)
     Prepaid Expenses                                                 $14        $5     ($3)      ($3)      ($3)      ($3)      ($3)
     Deferred Taxes                                                    $0        $0      $0        $0        $0        $0        $0
     Other                                                   $0        $0        $0      $0        $0        $0        $0        $0
     Accounts Payable                                      $785      ($14)     ($38)    $18       $19       $19       $20       $20
     Accrued Liabilities                                   $679       $45     ($161)    $14       $14       $15       $15       $16
     Other Current Liabilities                              $39        $0       $74    ($74)       $0        $0        $0        $0
     Other Non-Current Liabilities                           $0       $61      ($61)     $0        $0        $0        $0        $0
     Other Non-Current Assets                             ($248)     ($34)      $30     ($6)      ($6)      ($7)      ($7)      ($7)
                                                        ----------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                    $2,533    $1,289    $1,436    $941    $1,161    $1,250    $1,350    $1,441
                                                        ----------------------------------------------------------------------------

INVESTING ACTIVITIES
Capital expenditures (net)                             ($11,809)    ($732)    ($692)  ($300)    ($300)    ($300)    ($300)    ($300)
Marketable Securities                                        $0        $0        $0    $188      $611      $700      $800      $891
                                                        ----------------------------------------------------------------------------
CASH PROVIDED BY INVESTING                             ($11,809)    ($732)    ($692)  ($112)     $311      $400      $500      $591
                                                        ----------------------------------------------------------------------------

FINANCING ACTIVITIES
Issuance (Repayment) of:
     Current Portion of LT Debt                            $160       $72      $158   ($140)       $0        $0        $0        $0
     Revolver                                                $0        $0        $0      $0        $0        $0        $0        $0
     Senior Debt                                         $2,500     ($308)    ($663)  ($250)    ($250)    ($250)    ($250)    ($250)
     Sellers Note                                        $1,809      $145     ($264)     $0        $0        $0        $0        $0
     Subordinated Debt                                       $0        $0        $0      $0        $0        $0        $0        $0
     Sub Jr. Dept                                            $0        $0        $0      $0        $0        $0        $0        $0
Common Stock Dividends                                   $2,353       $69     ($385)     $0        $0        $0        $0        $0
Issuance (Repurchase) of Common Stock                        $0        $0        $0      $0        $0        $0        $0        $0
                                                        ----------------------------------------------------------------------------
CASH PROVIDED BY FINANCING                               $6,822      ($22)  ($1,154)  ($390)    ($250)    ($250)    ($250)    ($250)
                                                        ----------------------------------------------------------------------------

Other Miscellaneous Cash Flow Adjustments                $2,865     ($169)      $40

Cash at Beginning of Period                                  $0      $411      $777    $407      $500      $500      $500      $500
Increase (Decrease) in Cash                                $411      $366     ($370)    $93        $0        $0        $0        $0
                                                        ----------------------------------------------------------------------------
                                                        ----------------------------------------------------------------------------
     CASH AT END OF PERIOD                                 $411      $777      $407    $500      $500      $500      $500      $500
                                                        ============================================================================

      -------------------------------------------------------------------

                   HISTORICAL & PROJECTED FINANCIAL STATEMENTS
                              (AGGRESSIVE SCENARIO)

            --------------------------------------------------------

               --------------------------------------------------
                     WENDY'S OF WEST MICHIGAN -- AGGRESSIVE
                     HISTORICAL AND FORECASTED BALANCE SHEET
                               AS OF DECEMBER 31,
               --------------------------------------------------



                                                       -----------------------------------------------------------------------------
                                                                                                        Forecasted
          ASSETS                                          1995      1996      1997     1998F     1999F     2000F     2001F     2002F
                                                       -----------------------------------------------------------------------------
CURRENT ASSETS
     Cash                                                 $411      $777      $407      $500      $500      $500      $500      $500
     Marketable Securities                                  $0        $0        $0      $365    $1,144    $2,014    $2,953    $3,982
     Accounts Receivable - Including related parties       $53      $217       $83       $85       $87       $89       $92       $94
     Inventory                                            $146      $180      $169      $172      $177      $181      $187      $191
     Prepaid Expenses                                     $139      $125      $120      $123      $126      $129      $132      $136
     Deferred Taxes                                         $0        $0        $0        $0        $0        $0        $0        $0
     Other                                                  $0        $0        $0        $0        $0        $0        $0        $0
                                                       -----------------------------------------------------------------------------
          CURRENT ASSETS                                  $749    $1,299      $779    $1,245    $2,034    $2,914    $3,864    $4,903
                                                       -----------------------------------------------------------------------------

Property, Plant & Equipment                            $11,809   $12,541   $13,233   $13,533   $13,833   $14,133   $14,433   $14,733
Accumulated Depreciation                                $6,138    $6,644    $7,339    $8,037    $8,777    $9,561   $10,387   $11,256
                                                       -----------------------------------------------------------------------------
     NET PROPERTY & EQUIPMENT                           $5,671    $5,897    $5,894    $5,496    $5,056    $4,572    $4,046    $3,477
                                                       -----------------------------------------------------------------------------

OTHER ASSETS
     Goodwill & Start-up Costs                          $2,163    $1,981    $1,783    $1,585    $1,387    $1,189      $991      $793
     Other Non-Current Assets                             $248      $282      $252      $258      $265      $271      $278      $285
                                                       -----------------------------------------------------------------------------
          TOTAL OTHER ASSETS                            $2,411    $2,263    $2,035    $1,843    $1,652    $1,460    $1,269    $1,078
                                                       -----------------------------------------------------------------------------
                                                       -----------------------------------------------------------------------------
                        TOTAL ASSETS                    $8,831    $9,459    $8,708    $8,585    $8,741    $8,947    $9,179    $9,458
                                                       =============================================================================

          LIABILITY AND OWNERS' EQUITY
CURRENT LIABILITIES
     Accounts Payable                                     $785       $71      $733      $748      $768      $787      $809      $829
     Accrued Liabilities                                  $679      $724      $563      $574      $590      $604      $621      $637
     Other Current Liabilities                             $39       $39      $113       $39       $39       $39       $39       $39
     Revolver                                               $0        $0        $0        $0        $0        $0        $0        $0
     Total Current Portion of LT Debt                     $160      $232      $390      $250      $250      $250      $250      $250
                                                       -----------------------------------------------------------------------------
          TOTAL CURRENT LIABILITIES                     $1,663    $1,766    $1,799    $1,611    $1,647    $1,680    $1,720    $1,755
                                                       -----------------------------------------------------------------------------

Senior Debt                                             $2,500    $2,192    $1,529    $1,279    $1,029      $779      $529      $279
Capital Leases                                          $1,809    $1,954    $1,690    $1,690    $1,690    $1,690    $1,690    $1,690
Shareholder Debt                                            $0        $0        $0        $0        $0        $0        $0        $0
Sub Jr. Debt                                                $0        $0        $0        $0        $0        $0        $0        $0
                                                       -----------------------------------------------------------------------------
          TOTAL LONG TERM DEBT                          $4,309    $4,146    $3,219    $2,969    $2,719    $2,469    $2,219    $1,969
                                                       -----------------------------------------------------------------------------
Other Non-Current Liab.                                     $0       $61        $0        $0        $0        $0        $0        $0
                        TOTAL LIABILITY                 $5,972    $5,973    $5,018    $4,580    $4,366    $4,149    $3,939    $3,724
                                                       -----------------------------------------------------------------------------

          SHAREHOLDERS EQUITY
Common Stock & Paid in Capital                              $0        $0        $0        $0        $0        $0        $0        $0
Retained Earnings                                       $2,859    $3,486    $3,690    $4,004    $4,376    $4,797    $5,240    $5,733
                                                       -----------------------------------------------------------------------------
          TOTAL EQUITY                                  $2,859    $3,486    $3,690    $4,004    $4,376    $4,797    $5,240    $5,733
                                                       -----------------------------------------------------------------------------
          TOTAL LIABILITIES & EQUITY                    $8,831    $9,459    $8,708    $8,585    $8,741    $8,947    $9,179    $9,458
                                                       =============================================================================
          Check                                             $0        $0        $0        $0        $0        $0        $0        $0

               --------------------------------------------------
                     WENDY'S OF WEST MICHIGAN -- AGGRESSIVE
                   HISTORICAL AND FORECASTED INCOME STATEMENT
                        FOR THE YEAR ENDING DECEMBER 31,
               --------------------------------------------------



                                          -----------------------------------------------------------------------------------------
                                                                                                     Forecasted
                                             1995        1996        1997       1998F       1999F       2000F       2001F     2002F
                                          -----------------------------------------------------------------------------------------

SALES                                     $25,365     $24,438     $27,105     $27,783     $28,477     $29,189     $29,919   $30,667
Less Discounts Allowed                         $0          $0          $0          $0          $0          $0          $0        $0
                                          -----------------------------------------------------------------------------------------
TOTAL SALES                               $25,365     $24,438     $27,105     $27,783     $28,477     $29,189     $29,919   $30,667
COST OF GOODS SOLD
     Cost of Goods Sold - Food            $16,844     $16,225     $17,997     $18,364     $18,851     $19,322     $19,865   $20,362
     Labor Costs                               $0          $0          $0          $0          $0          $0          $0        $0
     Food Service Supplies                     $0          $0          $0          $0          $0          $0          $0        $0
                                          -----------------------------------------------------------------------------------------
          TOTAL COST OF GOODS SOLD        $16,844     $16,225     $17,997     $18,364     $18,851     $19,322     $19,865   $20,362
                                          -----------------------------------------------------------------------------------------

     GROSS PROFIT                          $8,521      $8,213      $9,108      $9,418      $9,626      $9,867     $10,054   $10,305
     GROSS PROFIT %                          33.6%       33.6%       33.6%       33.6%       33.6%       33.6%       33.6%     33.6%

OPERATING EXPENSE
     Administrative & General              $2,103      $1,815      $2,196      $1,250      $1,225      $1,197      $1,227    $1,257
     Sales & Marketing                     $1,520      $1,536      $1,664      $2,584      $2,620      $2,685      $2,693    $2,729
     Royalties                             $1,015        $978      $1,084      $1,111      $1,139      $1,168      $1,197    $1,227
     Energy & Property Maintenance         $3,134      $3,172      $3,420      $3,445      $3,560      $3,678      $3,785    $3,879
     Amortization
     Rebates & Rental Expense               ($269)      ($249)      ($265)       $200        $206        $211        $217      $224
                                          -----------------------------------------------------------------------------------------
          TOTAL OPERATING EXPENSES         $7,503      $7,252      $8,099      $8,590      $8,749      $8,939      $9,118    $9,317
                                          -----------------------------------------------------------------------------------------
                                          -----------------------------------------------------------------------------------------
          OPERATING PROFIT (LOSS)/EBIT     $1,018        $961      $1,009        $828        $877        $928        $936      $988
          OPERATING PROFIT (LOSS) %            4.0%        3.9%        3.7%        3.0%        3.1%        3.2%        3.1%     3.2%
                                          -----------------------------------------------------------------------------------------

Non-Recurring Charges                          $0          $0          $0          $0          $0          $0          $0        $0

OTHER INCOME (EXPENSE)
     Other Income                              $0          $0          $0          $0          $0          $0          $0        $0
     Net Interest Income (Expense)          ($512)      ($403)      ($420)      ($352)      ($314)      ($289)      ($265)    ($241)

     Earn out/bonus payments
                                          -----------------------------------------------------------------------------------------
          TOTAL OTHER INCOME                ($512)      ($403)      ($420)      ($352)      ($314)      ($289)      ($265)    ($241)
                                          -----------------------------------------------------------------------------------------

          PRETAX INCOME (LOSS)               $506        $558        $589        $476        $563        $639        $671      $748
TAXES PAID                                     $0          $0          $0        $162        $191        $217        $228      $254
                                          -----------------------------------------------------------------------------------------
          NET INCOME (LOSS)                  $506        $558        $589        $314        $372        $422        $443      $493
                                          =========================================================================================

               --------------------------------------------------
                     WENDY'S OF WEST MICHIGAN -- AGGRESSIVE
                  HISTORICAL AND FORECASTED CASH FLOW STATEMENT
                        FOR THE YEAR ENDING DECEMBER 31,
               --------------------------------------------------


                                                     -------------------------------------------------------------------------------
                                                                                                        Forecasted
                                                         1995      1996      1997     1998F     1999F     2000F     2001F     2002F
                                                     -------------------------------------------------------------------------------
OPERATING ACTIVITIES

NET INCOME (LOSS)                                        $506      $558      $589      $314      $372      $422      $443      $493
Depreciation & Amortization                              $971      $857      $853      $896      $939      $981    $1,024    $1,067

Provided (used) by changes in
     Accounts Receivable - Including related parties     ($53)    ($164)     $134       ($2)      ($2)      ($2)      ($2)      ($2)
     Inventory                                          ($146)     ($34)      $11       ($3)      ($5)      ($4)      ($5)      ($5)
     Prepaid Expenses                                               $14        $5       ($3)      ($3)      ($3)      ($3)      ($3)
     Deferred Taxes                                                  $0        $0        $0        $0        $0        $0        $0
     Other                                                 $0        $0        $0        $0        $0        $0        $0        $0
     Accounts Payable                                    $785      ($14)     ($38)      $15       $20       $19       $22       $20
     Accrued Liabilities                                 $679       $45     ($161)      $11       $15       $15       $17       $16
     Other Current Liabilities                            $39        $0       $74      ($74)       $0        $0        $0        $0
     Other Non-Current Liabilities                         $0       $61      ($61)       $0        $0        $0        $0        $0
     Other Non-Current Assets                           ($248)     ($34)      $30       ($6)      ($6)      ($7)      ($7)      ($7)
                                                     -------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                  $2,533    $1,289    $1,436    $1,148    $1,329    $1,421    $1,489    $1,579
                                                     -------------------------------------------------------------------------------

INVESTING ACTIVITIES
Capital expenditures (net)                           ($11,809)    ($732)    ($692)    ($300)    ($300)    ($300)    ($300)    ($300)
Marketable Securities                                      $0        $0        $0      $365      $779      $871      $939    $1,029
                                                     -------------------------------------------------------------------------------
CASH PROVIDED BY INVESTING                           ($11,809)    ($732)    ($692)      $65      $479      $571      $639      $729
                                                     -------------------------------------------------------------------------------

FINANCING ACTIVITIES
Issuance (Repayment) of:
     Current Portion of LT Debt                          $160       $72      $158     ($140)       $0        $0        $0        $0
     Revolver                                              $0        $0        $0        $0        $0        $0        $0        $0
     Senior Debt                                       $2,500     ($308)    ($663)    ($250)    ($250)    ($250)    ($250)    ($250)
     Sellers Note                                      $1,809      $145     ($264)       $0        $0        $0        $0        $0
     Subordinated Debt                                     $0        $0        $0        $0        $0        $0        $0        $0
     Sub Jr. Dept                                          $0        $0        $0        $0        $0        $0        $0        $0
Common Stock Dividends                                 $2,353       $69     ($385)       $0        $0        $0        $0        $0
Issuance (Repurchase) of Common Stock                      $0        $0        $0        $0        $0        $0        $0        $0
                                                     -------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING                             $6,822      ($22)  ($1,154)    ($390)    ($250)    ($250)    ($250)    ($250)
                                                     -------------------------------------------------------------------------------

Other Miscellaneous Cash Flow Adjustments              $3,865     ($169)      $40

Cash at Beginning of Period                                $0      $411      $777      $407      $500      $500      $500      $500
Increase (Decrease) in Cash                              $411      $366     ($370)      $93        $0        $0        $0        $0
                                                     -------------------------------------------------------------------------------
                                                     -------------------------------------------------------------------------------
     CASH AT END OF PERIOD                               $411      $777      $407      $500      $500      $500      $500      $500
                                                     ===============================================================================

      --------------------------------------------------------------------

                   HISTORICAL & PROJECTED FINANCIAL STATEMENTS
                             (CONSERVATIVE SCENARIO)

         ---------------------------------------------------------------

               --------------------------------------------------
                    WENDY'S OF WEST MICHIGAN -- CONSERVATIVE
                     HISTORICAL AND FORECASTED BALANCE SHEET
                               AS OF DECEMBER 31,
               --------------------------------------------------


                                                      ------------------------------------------------------------------------------
                                                                                                         Forecasted
          ASSETS                                          1995      1996      1997     1998F     1999F     2000F     2001F     2002F
                                                      ------------------------------------------------------------------------------
CURRENT ASSETS
     Cash                                                 $411      $777      $407      $500      $500      $500      $500      $500
     Marketable Securities                                  $0        $0        $0      $117      $618    $1,184    $1,829    $2,541
     Accounts Receivable - Including related parties       $53      $217       $83       $85       $87       $89       $92       $94
     Inventory                                            $146      $180      $169      $173      $178      $182      $187      $191
     Prepaid Expenses                                     $139      $125      $120      $123      $126      $129      $132      $136
     Deferred Taxes                                         $0        $0        $0        $0        $0        $0        $0        $0
     Other                                                  $0        $0        $0        $0        $0        $0        $0        $0
                                                      ------------------------------------------------------------------------------
          CURRENT ASSETS                                  $749    $1,299      $779      $998    $1,509    $2,084    $2,739    $3,462
                                                      ------------------------------------------------------------------------------

Property, Plant & Equipment                            $11,809   $12,541   $13,233   $13,533   $13,833   $14,133   $14,433   $14,733
Accumulated Depreciation                                $6,138    $6,644    $7,339    $8,037    $8,777    $9,561   $10,387   $11,256
                                                      ------------------------------------------------------------------------------
     NET PROPERTY & EQUIPMENT                           $5,671    $5,897    $5,894    $5,496    $5,056    $4,572    $4,046    $3,477
                                                      ------------------------------------------------------------------------------

OTHER ASSETS
     Goodwill & Start-up Costs                          $2,163    $1,981    $1,783    $1,585    $1,387    $1,189      $991      $793
     Other Non-Current Assets                             $248      $282      $252      $258      $265      $271      $278      $285
                                                      ------------------------------------------------------------------------------
          TOTAL OTHER ASSETS                            $2,411    $2,263    $2,035    $1,843    $1,652    $1,460    $1,269    $1,078
                                                      ------------------------------------------------------------------------------

                                                      ------------------------------------------------------------------------------
                        TOTAL ASSETS                    $8,831    $9,459    $8,708    $8,338    $8,217    $8,117    $8,054    $8,016
                                                      ==============================================================================

          LIABILITY AND OWNERS' EQUITY
CURRENT LIABILITIES
     Accounts Payable                                     $785      $771      $733      $751      $771      $789      $809      $829
     Accrued Liabilities                                  $679      $724      $563      $577      $592      $606      $621      $637
     Other Current Liabilities                             $39       $39      $113       $39       $39       $39       $39       $39
     Revolver                                               $0        $0        $0        $0        $0        $0        $0        $0
     Total Current Portion of LT Debt                     $160      $232      $390      $250      $250      $250      $250      $250
                                                      ------------------------------------------------------------------------------
          TOTAL CURRENT LIABILITIES                     $1,663    $1,766    $1,799    $1,617    $1,653    $1,685    $1,720    $1,755
                                                      ------------------------------------------------------------------------------

Senior Debt                                             $2,500    $2,192    $1,529    $1,279    $1,029      $779      $529      $279
Capital Leases                                          $1,809    $1,954    $1,690    $1,690    $1,690    $1,690    $1,690    $1,690
Shareholder Debt                                            $0        $0        $0        $0        $0        $0        $0        $0
Sub Jr. Debt                                                $0        $0        $0        $0        $0        $0        $0        $0
                                                      ------------------------------------------------------------------------------
          TOTAL LONG TERM DEBT                          $4,309    $4,146    $3,219    $2,969    $2,719    $2,469    $2,219    $1,969
                                                      ------------------------------------------------------------------------------
Other Non-Current Liab                                      $0       $61        $0        $0        $0        $0        $0        $0
                                                      ------------------------------------------------------------------------------
                        TOTAL LIABILITY                 $5,972    $5,973    $5,018    $4,586    $4,372    $4,154    $3,939    $3,724
                                                      ------------------------------------------------------------------------------

          SHAREHOLDERS EQUITY
Common Stock & Paid in Capital                              $0        $0        $0        $0        $0        $0        $0
Retained Earnings                                       $2,859    $3,486    $3,690    $3,751    $3,845    $3,963    $4,116    $4,292
                                                      ------------------------------------------------------------------------------
          TOTAL EQUITY                                  $2,859    $3,486    $3,690    $3,751    $3,845    $3,963    $4,116    $4,292
                                                      ------------------------------------------------------------------------------
          TOTAL LIABILITIES & EQUITY                    $8,831    $9,459    $8,708    $8,338    $8,217    $8,117    $8,054    $8,016
                                                      ==============================================================================
          Check                                             $0        $0        $0        $0        $0        $0        $0        $0


               --------------------------------------------------
                    WENDY'S OF WEST MICHIGAN -- CONSERVATIVE
                   HISTORICAL AND FORECASTED INCOME STATEMENT
                        FOR THE YEAR ENDING DECEMBER 31,
               --------------------------------------------------


                                          -----------------------------------------------------------------------------------------
                                                                                                     Forecasted
                                             1995        1996        1997       1998F       1999F       2000F       2001F     2002F
                                          -----------------------------------------------------------------------------------------

SALES                                     $25,365     $24,438     $27,105     $27,783     $28,477     $29,189     $29,919   $30,667
Less Discounts Allowed                         $0          $0          $0          $0          $0          $0          $0        $0
                                          -----------------------------------------------------------------------------------------
TOTAL SALES                               $25,365     $24,438     $27,105     $27,783     $28,477     $29,189     $29,919   $30,667
COST OF GOODS SOLD
     Cost of Goods Sold - Food            $16,844     $16,225     $17,997     $18,448     $18,937     $19,382     $19,866   $20,363
     Labor Costs                               $0          $0          $0          $0          $0          $0          $0        $0
     Food Service Supplies                     $0          $0          $0          $0          $0          $0          $0        $0
                                          -----------------------------------------------------------------------------------------
          TOTAL COST OF GOODS SOLD        $16,844     $16,225     $17,997     $18,448     $18,937     $19,382     $19,866   $20,363
                                          -----------------------------------------------------------------------------------------

     GROSS PROFIT                          $8,521      $8,213      $9,108      $9,335      $9,540      $9,808     $10,053   $10,304
     GROSS PROFIT %                          33.6%       33.6%       33.6%       33.6%       33.6%       33.6%       33.6%     33.6%

OPERATING EXPENSE
     Administrative & General              $2,103      $1,815      $2,196      $1,334      $1,395      $1,489      $1,556    $1,625
     Sales & Marketing                     $1,520      $1,536      $1,664      $2,667      $2,677      $2,715      $2,723    $2,760
     Royalties                             $1,015        $978      $1,084      $1,111      $1,139      $1,168      $1,197    $1,227
     Energy & Property Maintenance         $3,134      $3,172      $3,420      $3,528      $3,617      $3,707      $3,815    $3,910
     Amortization
     Rebates & Rental Expense               ($269)      ($249)      ($265)       $250        $256        $261        $267      $274
                                          -----------------------------------------------------------------------------------------
          TOTAL OPERATING EXPENSES         $7,503      $7,252      $8,099      $8,890      $9,084      $9,339      $9,557    $9,796
                                          -----------------------------------------------------------------------------------------

                                          -----------------------------------------------------------------------------------------
          OPERATING PROFIT (LOSS)/EBIT     $1,018        $961      $1,009        $445        $456        $469        $496      $508
          OPERATING PROFIT (LOSS)%            4.0%        3.9%        3.7%        1.6%        1.6%        1.6%        1.7%      1.7%
                                          -----------------------------------------------------------------------------------------

Non-Recurring Charges                          $0          $0          $0          $0          $0          $0          $0        $0

OTHER INCOME (EXPENSE)
     Other Income                              $0          $0          $0          $0          $0          $0          $0        $0
     Net Interest Income (Expense)          ($512)      ($403)      ($420)      ($352)      ($314)      ($289)      ($265)    ($241)

     Earn out/bonus payments
                                          -----------------------------------------------------------------------------------------
          TOTAL OTHER INCOME                ($512)      ($403)      ($420)      ($352)      ($314)      ($289)      ($265)    ($241)
                                          -----------------------------------------------------------------------------------------

          PRETAX INCOME (LOSS)               $506        $558        $589         $93        $142        $179        $231      $267
Taxes Paid                                     $0          $0          $0         $32         $48         $61         $78       $91
                                          -----------------------------------------------------------------------------------------
          NET INCOME (LOSS)                  $506        $558        $589         $61         $94        $118        $152      $176
                                          =========================================================================================

               --------------------------------------------------
                    WENDY'S OF WEST MICHIGAN -- CONSERVATIVE
                  HISTORICAL AND FORECASTED CASH FLOW STATEMENT
                        FOR THE YEAR ENDING DECEMBER 31,
               --------------------------------------------------


                                                       -----------------------------------------------------------------------------
                                                                                                      Forecasted
                                                          1995      1996      1997   1998F     1999F     2000F     2001F     2002F
                                                       -----------------------------------------------------------------------------
OPERATING ACTIVITIES

NET INCOME (LOSS)                                         $506      $558      $589     $61       $94      $118      $152      $176
Depreciation & Amortization                               $971      $857      $853    $896      $939      $981    $1,024    $1,067

Provided (used) by changes in
     Accounts Receivable - Including related parties      ($53)    ($164)     $134     ($2)      ($2)      ($2)      ($2)      ($2)
     Inventory                                           ($146)     ($34)      $11     ($4)      ($5)      ($4)      ($5)      ($5)
     Prepaid Expenses                                                $14        $5     ($3)      ($3)      ($3)      ($3)      ($3)
     Deferred Taxes                                                   $0        $0      $0        $0        $0        $0        $0
     Other                                                  $0        $0        $0      $0        $0        $0        $0        $0
     Accounts Payable                                     $785      ($14)     ($38)    $18       $20       $18       $20       $20
     Accrued Liabilities                                  $679       $45     ($161)    $14       $15       $14       $15       $16
     Other Current Liabilities                             $39        $0       $74    ($74)       $0        $0        $0        $0
     Other Non-Current Liabilities                          $0       $61      ($61)     $0        $0        $0        $0        $0
     Other Non-Current Assets                            ($248)     ($34)      $30     ($6)      ($6)      ($7)      ($7)      ($7)
                                                       -----------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                   $2,533    $1,289    $1,436    $900    $1,051    $1,116    $1,195    $1,262
                                                       -----------------------------------------------------------------------------

INVESTING ACTIVITIES
Capital expenditures (net)                            ($11,809)    ($732)    ($692)  ($300)    ($300)    ($300)    ($300)    ($300)
Marketable Securities                                       $0        $0        $0    $117      $501      $566      $645      $712
                                                       -----------------------------------------------------------------------------
CASH PROVIDED BY INVESTING                            ($11,809)    ($732)    ($692)  ($183)     $201      $266      $345      $412
                                                       -----------------------------------------------------------------------------

FINANCING ACTIVITIES
Issuance (Repayment) of:
     Current Portion of LT Debt                           $160       $72      $158   ($140)       $0        $0        $0        $0
     Revolver                                               $0        $0        $0      $0        $0        $0        $0        $0
     Senior Debt                                        $2,500     ($308)    ($663)  ($250)    ($250)    ($250)    ($250)    ($250)
     Sellers Note                                       $1,809      $145     ($264)     $0        $0        $0        $0        $0
     Subordinated Debt                                      $0        $0        $0      $0        $0        $0        $0        $0
     Sub Jr. Dept                                           $0        $0        $0      $0        $0        $0        $0        $0
Common Stock Dividends                                  $2,353       $69     ($385)     $0        $0        $0        $0        $0
Issuance (Repurchase) of Common Stock                       $0        $0        $0      $0        $0        $0        $0        $0
                                                       -----------------------------------------------------------------------------
CASH PROVIDED BY FINANCING                              $6,822      ($22)  ($1,154)  ($390)    ($250)    ($250)    ($250)    ($250)
                                                       -----------------------------------------------------------------------------

Other Miscellaneous Cash Flow Adjustments               $2,865     ($169)      $40

Cash at Beginning of Period                                 $0      $411      $777    $407      $500      $500      $500      $500
Increase (Decrease) in Cash                               $411      $366     ($370)    $93        $0        $0        $0        $0
                                                       -----------------------------------------------------------------------------
                                                       -----------------------------------------------------------------------------
     CASH AT END OF PERIOD                                $411      $777      $407    $500      $500      $500      $500      $500
                                                       =============================================================================

--------------------------------------------------------------------------------

                       COMMON STOCK PRICE/VOLUME ANALYSIS
                                      MHGI

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MERITAGE HOSPITALITY GROUP
                                  STOCK HISTORY
--------------------------------------------------------------------------------


                           MERITAGE HOSPITALITY GROUP
                              STOCK PRICE HISTORY





8/2/96           6
8/16/96        5.5
8/30/96       4.35
9/6/96        4.75
9/20/96       4.35
9/27/96      4.625
10/4/96       5.25
10/18/96         6
11/15/96    5.8375
12/6/96        5.5
1/3/97        5.25
1/24/97       5.75
2/7/97       5.375
5/9/97           4
5/23/97          4
7/4/97           3
7/25/97      2.625
8/8/97        3.25
8/29/97     3.1875





                           MERITAGE HOSPITALITY GROUP
                              STOCK VOLUME TRADED




8/2/96         900
8/16/96     109600
8/30/96     142000
9/6/96       65100
9/20/96     414300
9/27/96      73700
10/4/96      45200
10/18/96     10700
11/15/96      3000
12/6/96       2200
1/3/97        9900
1/24/97      10300
2/7/97       11800
5/9/97       13000
5/23/97       2400
7/4/97         300
7/25/97        200
8/8/97        3900
8/29/97       3800



2                                                                                                     Msg:H.            CARTER

      C  O  M  P  O  S  I  T  E  /  C  L  O  S  E  /  P  R  I  C  E                                   PAGE               1 / 2
MERITAGE HOSPITALITY GRO  (MHGI   US)                         PRICE  3 1/4               U            $                 DELAYED
                                                                                       HI 3 1/4                 ON      9/26/97
      RANGE                  6/30/97 TO 9/26/97   PERIOD  D  (D-W-M-Q-Y)              AVE 2.9865                VL          779
                                    T      (T=Trd, B=Bid, A=Ask, W=Wa)                LOW 2 5/8                 ON       8/5/97
--------------------------------------------------------------------------------------------------------------------------------
      DATE          PRICE     VOLUME          DATE         PRICE       VOLUME             DATE          PRICE      VOLUME
--------------------------------------------------------------------------------------------------------------------------------
  F      9/26      H3 1/4      3000       F        9/5                                F      8/15
  T      9/25       3 1/8      6000       T        9/4                                T      8/14           3       1300
  W      9/24       3 1/4      8900       W        9/3          3         400         W      8/13
  T      9/23                             T        9/2                                T      8/12       3 1/8        500
  M      9/22                             M        9/1                                M      8/11       3 1/4       2000

  F      9/19                             F        8/29    3 3/16        3000         F      8/ 8       3 1/4       1200
  T      9/18                             T        8/28                               T      8/ 7
  W      9/17                             W        8/27                               W      8/ 6       3 1/8       1100
  T      9/16       3 1/4      2000       T        8/26         3         800         T      8/ 5      L2 5/8       1400
  M      9/15                             M        8/25                               M      8/ 4       2 5/8        200

  F      9/12                             F        8/22                               F      8/ 1
  T      9/11         3         100       T        8/21                               T      7/31
  W      9/10                             W        8/20      3.19        1000         W      7/30
  T      9/ 9                             T        8/19                               T      7/29     2 13/16      11300
  M      9/ 8                             M        8/18                               M      7/28
--------------------------------------------------------------------------------------------------------------------------------
            Bloomberg-all rights reserved.  Frankfurt:69-920410  Hong Kong:2-521-3000  London:171-330-7500    New York:212-318-2000
                 Princeton:609-279-3000     Singapore:226-3000    Sydney:2-9777-8600    Tokyo:3-3201-8900    Sao Paulo:11-3048-4500
                                                                                                      G267-447-3 26-Sep-97 13:38:09

                                       B-3


PAGE                                                                                             DG48 Msg:H.       CARTER

      C  O  M  P  O  S  I  T  E  /  C  L  O  S  E  /  P  R  I  C  E                              PAGE                2 / 2
MERITAGE HOSPITALITY GRO  (MHGI       US)                      PRICE  3 1/4       U              $                    DELAYED
                                                                                       HI 3 1/4             ON          9/26/97
      RANGE                  6/30/97 TO 9/26/97     PERIOD  D  (D-W-M-Q-Y)                AVE 2.9865            VL              779
                                    T      (T=Trd, B=Bid, A=Ask, W=Wa)                LOW 2 5/8             ON          8/ 5/97
--------------------------------------------------------------------------------------------------------------------------------
      DATE             PRICE          VOLUME        DATE        PRICE     VOLUME            DATE        PRICE        VOLUME
--------------------------------------------------------------------------------------------------------------------------------
  F         7/25       2 5/8            200    F    7/ 4
  T         7/24                               T    7/ 3
  W         7/23                               W    7/ 2
  T         7/22                               T    7/ 1
  M         7/21                               M    6/30          3        1000

  F         7/18
  T         7/17
  W         7/16       2 5/8           1000
  T         7/15       2 5/8           2400
  M         7/14

  F         7/11
  T         7/10
  W         7/ 9       2 3/4           1000
  T         7/ 8
  M         7/ 7          3            1500
--------------------------------------------------------------------------------------------------------------------------------
           Bloomberg-all rights reserved.    Frankfurt:69-920410  Hong Kong:2-521-3000   London:171-330-7500  New York:212-318-2000
               Princeton:609-279-3000      Singapore:226-3000      Sydney:2-9777-8600   Tokyo:3-3201-8900     Sao Paulo:11-3048-4500

                                                                                                       G267-447-3 26-Sep-97 13:38:11


2                                                                                                        EQUITY    H  P

      C  O  M  P  O  S  I  T  E  /  C  L  O  S  E  /  P  R  I  C  E                                   PAGE            1 / 2
MERITAGE HOSPITALITY GRO  (MHGI    US)                      PRICE  3 1/4                  U           $            DELAYED
                                                                                       HI 5 5/16                ON   4/ 8/97
      RANGE       4/8/97   TO   6/30/97       PERIOD  D  (D-W-M-Q-Y)                  AVE 4.1771                VL       442
                                    T      (T=Trd, B=Bid, A=Ask, W=Wa)                LOW 2 3/4                 ON   6/10/97
--------------------------------------------------------------------------------------------------------------------------------
          DATE        PRICE      VOLUME          DATE          PRICE      VOLUME          DATE           PRICE       VOLUME
--------------------------------------------------------------------------------------------------------------------------------
  F                                         F        6/13                             F        5/23         4         1700
  T                                         T        6/12                             T        5/22         4          700
  W                                         W        6/11                             W        5/21
  T                                         T        6/10      L2 3/4      2100       T        5/20
  M       6/30         3         1000       M        6/ 9         4         700       M        5/19

  F       6/27                              F        6/ 6                             F        5/16
  T       6/26                              T        6/ 5                             T        5/15
  W       6/25                              W        6/ 4         4         500       W        5/14
  T       6/24                              T        6/ 3         4        1000       T        5/13
  M       6/23       3 1/2        100       M        6/ 2                             M        5/12         4          200

  F       6/20                              F        5/30                             F        5/ 9         4         3000
  T       6/19                              T        5/29                             T        5/ 8       4 1/2       4600
  W       6/18         3         1000       W        5/28                             W        5/ 7       4 1/2        400
  T       6/17                              T        5/27                             T        5/ 6       4 1/2       5600
  M       6/16                              M        5/26                             M        5/ 5
--------------------------------------------------------------------------------------------------------------------------------
            Bloomberg-all rights reserved.  Frankfurt:69-920410  Hong Kong:2-521-3000   London:171-330-7500   New York:212-318-2000
             Princeton:609-279-3000        Singapore:226-3000     Sydney:2-9777-8600     Tokyo:3-3201-8900   Sao Paulo:11-3048-4500

                                                                                                      G267-447-3 26-Sep-97 13:38:33

Page                                                                                             DG48 Msg:H.          CARTER

      C  O  M  P  O  S  I  T  E  /  C  L  O  S  E  /  P  R  I  C  E                                   PAGE             2 / 2
MERITAGE HOSPITALITY GRO  (MHGI  US)                                  PRICE  3 1/4     U              $               DELAYED
                                                                                       HI 5 5/16            ON         4/8/97
      RANGE       4/8/97     TO   6/30/97       PERIOD  D  (D-W-M-Q-Y)                AVE 4.1771            VL            442
                                    T      (T=Trd, B=Bid, A=Ask, W=Wa)                LOW 2 3/4             ON        6/10/97
--------------------------------------------------------------------------------------------------------------------------------
        DATE             PRICE     VOLUME          DATE            PRICE         VOLUME         DATE        PRICE        VOLUME
--------------------------------------------------------------------------------------------------------------------------------
  F         5/ 2                              F       4/11
  T         5/ 1                              T       4/10         5 1/4          200
  W         4/30                              W       4/ 9
  T         4/29                              T       4/ 8       H5 5/16          100
  M         4/28

  F         4/25
  T         4/24         4 1/2       100
  W         4/23
  T         4/22         4 1/2       400
  M         4/21       4 21/32      1100

  F         4/18
  T         4/17         4 3/4       100
  W         4/16
  T         4/15
  M         4/14           5        1500
--------------------------------------------------------------------------------------------------------------------------------
Bloomberg-all rights reserved.    Frankfurt:69-920410     Hong Kong:2-521-3000        London:171-330-7500     New York:212-318-2000
Princeton:609-279-3000      Singapore:226-3000         Sydney:2-9777-8600         Tokyo:3-3201-8900          Sao Paulo:11-3048-4500
                                                                                                      G267-447-3 26-Sep-97 13:38:34

2                                                                                                        Equity        H  P

      C  O  M  P O  S  I  T  E  /  C  L  O  S  E  /  P  R  I  C  E                                    PAGE               1 / 2
MERITAGE HOSPITALITY GRO  (MHGI      US)                                 PRICE  3 1/4     U           $                DELAYED
                                                                                       HI 6                     ON      1/23/97
      RANGE       1/3/97     TO   4/8/97      PERIOD  D  (D-W-M-Q-Y)                  AVE 5.3863                VL          894
                                    T      (T=Trd, B=Bid, A=Ask, W=Wa)                LOW 5 1/4                 ON      3/25/97
--------------------------------------------------------------------------------------------------------------------------------
       DATE              PRICE      VOLUME         DATE           PRICE     VOLUME         DATE           PRICE      VOLUME
--------------------------------------------------------------------------------------------------------------------------------
  F                                              F      3/21                           F       2/28
  T                                              T      3/20                           T       2/27
  W                                              W      3/19                           W       2/26
  T       4/ 8          5 5/16       100         T      3/18       5 1/4      2500     T       2/25
  M       4/ 7                                   M      3/17                           M       2/24       5 1/2       200

  F       4/ 4                                   F      3/14                           F       2/21
  T       4/ 3                                   T      3/13       5 1/4       400     T       2/20
  W       4/ 2                                   W      3/12       5 1/4      1000     W       2/19
  T       4/ 1                                   T      3/11                           T       2/18
  M       3/31                                   M      3/10                           M       2/17

  F       3/28                                   F      3/ 7                           F       2/14
  T       3/27                       100         T      3/ 6                           T       2/13       5 3/8       100
  W       3/26                                   W      3/ 5                           W       2/12
  T       3/25          L5 1/4       900         T      3/ 4     5 21/64      6000     T       2/11        5.45      4000
  M       3/24                                   M      3/ 3       5 1/4      1000     M       2/10
--------------------------------------------------------------------------------------------------------------------------------
Bloomberg-all rights reserved.    Frankfurt:69-920410     Hong Kong:2-521-3000        London:171-330-7500     New York:212-318-2000
 Princeton:609-279-3000      Singapore:226-3000         Sydney:2-9777-8600         Tokyo:3-3201-8900         Sao Paulo:11-3048-4500
                                                                                                      G267-447-3 26-Sep-97 13:40:18

Page                                                                                             DG48 Msg:H.            CARTER

      C  O  M  P  O  S  I  T  E  /  C  L  O  S  E  /  P  R  I  C  E                                   PAGE               2 / 2
MERITAGE HOSPITALITY GRO  (MHGI             US)                        PRICE  3 1/4       U           $                 DELAYED
                                                                                       HI 6                     ON       1/23/97
      RANGE       1/3/97     TO   4/8/97        PERIOD  D  (D-W-M-Q-Y)                AVE 5.3863                VL           894
                                    T      (T=Trd, B=Bid, A=Ask, W=Wa)                LOW 5 1/4                 ON       3/25/97
--------------------------------------------------------------------------------------------------------------------------------
        DATE              PRICE     VOLUME          DATE           PRICE     VOLUME             DATE        PRICE        VOLUME
--------------------------------------------------------------------------------------------------------------------------------
  F        2/ 7          5 3/8       600        F       1/17
  T        2/ 6                                 T       1/16
  W        2/ 5          5 3/8       200        W       1/15
  T        2/ 4          5 3/8     11000        T       1/14       5 3/8     11000
  M        2/ 3                                 M       1/13

  F        1/31                                 F       1/10
  T        1/30                                 T       1/ 9       5 3/8      1100
  W        1/29                                 W       1/ 8
  T        1/28                                 T       1/ 7
  M        1/27                                 M       1/ 6

  F        1/24          5 3/4     10100        F       1/ 3       5 1/4      7900
  T        1/23           H6         600
  W        1/22
  T        1/21          5 1/4       200
  M        1/20
--------------------------------------------------------------------------------------------------------------------------------
 Bloomberg-all rights reserved.    Frankfurt:69-920410     Hong Kong:2-521-3000        London:171-330-7500     New York:212-318-2000
 Princeton:609-279-3000      Singapore:226-3000         Sydney:2-9777-8600         Tokyo:3-3201-8900          Sao Paulo:11-3048-4500
                                                                                                       G267-447-3 26-Sep-97 13:40:19

                                                                                                    Equity    H  P

C  O  M  P  O  S  I  T  E  /  C  L  O  S  E  /  P  R  I  C  E                                  PAGE                 1 / 2
MERITAGE HOSPITALITY GRO    (MHGI         US)                   PRICE  3 1/4       U           $                 DELAYED
                                                                                HI 6 1/4                ON       12/17/97
RANGE        10/2/96    TO   12/31/96      PERIOD  D  (D-W-M-Q-Y)              AVE 5.6325               VL           1194
                               T      (T=Trd, B=Bid, A=Ask, W=Wa)              LOW 4 7/8                ON       10/ 2/96
-------------------------------------------------------------------------------------------------------------------------
    DATE          PRICE     VOLUME          DATE            PRICE      VOLUME         DATE           PRICE        VOLUME
-------------------------------------------------------------------------------------------------------------------------
F                                       F       12/13                             F       11/22
T                                       T       12/12                             T       11/21
W                                       W       12/11                             W       11/20
T     12/31       5 1/2       300       T       12/10                             T       11/19
M     12/30       5 1/2      2000       M       12/ 9                             M       11/18       5 1/2       1000

F     12/27                             F       12/ 6       5 1/2      1000       F       11/15     5 15/16       1000
T     12/26                             T       12/ 5                             T       11/14       5 3/4       2000
W     12/25                             W       12/ 4       5 1/2      1200       W       11/13
T     12/24                             T       12/ 3                             T       11/12
M     12/23       5 1/2       900       M       12/ 2                             M       11/11

F     12/20                             F       11/29                             F       11/ 8
T     12/19       5 1/2      1100       T       11/28                             T       11/ 7
W     12/18                             W       11/27                             W       11/ 6
T     12/17      H6 1/4       100       T       11/26                             T       11/ 5       5 1/2       2500
M     12/16                             M       11/25       6 1/4       300       M       11/ 4       5 3/4       2000
----------------------------------------------------------------------------------------------------------------------------------
Bloomberg-all rights reserved.    Frankfurt:69-920410     Hong Kong:2-521-3000        London:171-330-7500     New York:212-318-2000
Princeton:609-279-3000      Singapore:226-3000         Sydney:2-9777-8600         Tokyo:3-3201-8900          Sao Paulo:11-3048-4500
                                                                                                      G267-447-3 26-Sep-97 13:40:49

Page                                                                                             DG48 Msg:H.             CARTER

      C  O  M  P O  S  I  T  E  /  C  L  O  S  E  /  P  R  I  C  E                                    PAGE                2 / 2
MERITAGE HOSPITALITY GRO  (MHGI          US)                             PRICE  3 1/4       U         $                  DELAYED
                                                                                       HI 6 1/4                 ON      12/17/97
      RANGE       10/2/96    TO   12/31/96    PERIOD  D  (D-W-M-Q-Y)                  AVE 5.6325                VL          1194
                                    T      (T=Trd, B=Bid, A=Ask, W=Wa)                LOW 4 7/8                 ON      10/ 2/96
--------------------------------------------------------------------------------------------------------------------------------
       DATE               PRICE      VOLUME        DATE            PRICE        VOLUME           DATE         PRICE      VOLUME
--------------------------------------------------------------------------------------------------------------------------------
  F       11/ 1                                F        10/11
  T       10/31                                T        10/10
  W       10/30           5 1/2       100      W        10/ 9       5 1/2        2600
  T       10/29                                T        10/ 8
  M       10/28             6         500      M        10/ 7         5           600

  F       10/25                                F        10/ 4       5 1/4       10200
  T       10/24                                T        10/ 3       5 1/4       14000
  W       10/23                                W        10/ 2      L4 7/8       21000
  T       10/22           6 1/4       100
  M       10/21

  F       10/18             6         100
  T       10/17           6 1/4       100
  W       10/16
  T       10/15             6       10000
  M       10/14             5         500
-----------------------------------------------------------------------------------------------------------------------------------
Bloomberg-all rights reserved.    Frankfurt:69-920410     Hong Kong:2-521-3000        London:171-330-7500     New York:212-318-2000
  Princeton:609-279-3000         Singapore:226-3000       Sydney:2-9777-8600         Tokyo:3-3201-8900       Sao Paulo:11-3048-4500
                                                                                                      G267-447-3 26-Sep-97 13:40:51


2                                                                                                     Msg:H.           CARTER

      C  O  M  P  O  S  I  T  E  /  C  L  O  S  E  /  P  R  I  C  E                                   PAGE              1 / 2
MERITAGE HOSPITALITY GRO  (MHGI   US)                                    PRICE  3 1/4     U           $                DELAYED
                                                                                       HI 6                     ON      8/2/96
      RANGE       7/3/96     TO   10/2/96   PERIOD  D  (D-W-M-Q-Y)                    AVE 5.0129                VL       18484
                                    T      (T=Trd, B=Bid, A=Ask, W=Wa)                LOW 4.35                  ON     9/20/96
--------------------------------------------------------------------------------------------------------------------------------
          DATE          PRICE     VOLUME           DATE          PRICE     VOLUME            DATE            PRICE    VOLUME
--------------------------------------------------------------------------------------------------------------------------------
     F                                         F       9/13                                F     8/23
     T                                         T       9/12                                T     8/22         5.05     16900
     W       10/ 2      4 7/8     21000        W       9/11                                W     8/21                  10000
     T       10/ 1                             T       9/10                                T     8/20                  28000
     M        9/30                             M       9/ 9                                M     8/19         5.05     80700

     F        9/27      4 5/8      3900        F       9/ 6       4 3/4     10200          F     8/16        5 1/2    109600
     T        9/26      4 1/2     16500        T       9/ 5         4.35    54900          T     8/15
     W        9/25      4 1/2      9700        W       9/ 4                                W     8/14
     T        9/24      4 3/8       500        T       9/ 3                                T     8/13
     M        9/23        4.4     46100        M       9/ 2                                M     8/12

     F        9/20       L4.35   376000        F       8/30         4.35    31600          F     8/ 9
     T        9/19                             T       8/29         4.35    81900          T     8/ 8
     W        9/18        4.35    37500        W       8/28         4.35   201600          W     8/ 7        5 1/2       500
     T        9/17        4.35    11500        T       8/27         5        2500          T     8/ 6        5 1/2       700
     M        9/16                             M       8/26         5.05    27000          M     8/ 5
---------------------------------------------------------------------------------------------------------------------------------
Bloomberg-all rights reserved.    Frankfurt:69-920410    Hong Kong:2-521-3000       London:171-330-7500     New York:212-318-2000
  Princeton:609-279-3000        Singapore:226-3000       Sydney:2-9777-8600         Tokyo:3-3201-8900      Sao Paulo:11-3048-4500
                                                                                                    G267-447-3 26-Sep-97 13:41:04

Page                                                                                             DG48    Equity          H  P

      C  O  M  P  O  S  I  T  E  /  C  L  O  S  E  /  P  R  I  C  E                                  PAGE                2 / 2
MERITAGE HOSPITALITY GRO  (MHGI    US)                                PRICE  3 1/4       U           $                  DELAYED
                                                                                       HI 6                     ON       8/2/96
      RANGE       7/3/96     TO   10/2/96   PERIOD  D  (D-W-M-Q-Y)                    AVE 5.0129                VL        18484
                                    T      (T=Trd, B=Bid, A=Ask, W=Wa)                LOW 4.35                  ON      9/20/96
---------------------------------------------------------------------------------------------------------------------------------
        DATE              PRICE       VOLUME          DATE          PRICE       VOLUME            DATE        PRICE        VOLUME
---------------------------------------------------------------------------------------------------------------------------------
     F      8/ 2            H6         300          F     7/12
     T      8/ 1           5 1/2       600          T     7/11      5 3/4         200
     W      7/31                                    W     7/10
     T      7/30                                    T     7/ 9
     M      7/29                                    M     7/ 8

     F      7/26                                    F     7/ 5
     T      7/25           5 3/4       200          T     7/ 4
     W      7/24             6        2000          W     7/ 3      5 3/4         200
     T      7/23
     M      7/22           5 3/4       500

     F      7/19
     T      7/18
     W      7/17           5 3/4       200
     T      7/16
     M      7/15
--------------------------------------------------------------------------------------------------------------------------------
Bloomberg-all rights reserved.   Frankfurt:69-920410     Hong Kong:2-521-3000      London:171-330-7500     New York:212-318-2000
Princeton:609-279-3000     Singapore:226-3000        Sydney:2-9777-8600        Tokyo:3-3201-8900          Sao Paulo:11-3048-4500
                                                                                                   G267-447-3 26-Sep-97 13:41:05

2                                                                                                     Msg:H.            CARTER

      C  O  M  P  O  S  I  T  E  /  C  L  O  S  E  /  P  R  I  C  E                                   PAGE               1 / 2
MERITAGE HOSPITALITY GRO  (MHGI   US)                                  PRICE  3 1/4       U           $                 DELAYED
                                                                                       HI 6 1/4                 ON      6/18/96
      RANGE       4/2/96     TO   6/27/96     PERIOD  D  (D-W-M-Q-Y)                  AVE 5.794                 VL         1403
                                    T      (T=Trd, B=Bid, A=Ask, W=Wa)                LOW 5 1/2                 ON      4/22/96
--------------------------------------------------------------------------------------------------------------------------------
        DATE          PRICE     VOLUME           DATE          PRICE       VOLUME            DATE             PRICE      VOLUME
--------------------------------------------------------------------------------------------------------------------------------
     F                                        F      6/ 7       5 3/4       500            F       5/17
     T     6/27       5 3/4      2000         T      6/ 6                                  T       5/16
     W     6/26                               W      6/ 5                                  W       5/15       5 5/8       1000
     T     6/25       6 1/8      5000         T      6/ 4                                  T       5/14       5 3/4       2000
     M     6/24                               M      6/ 3                                  M       5/13

     F     6/21       5 3/4      6300         F      5/31                                  F       5/10       5 3/4       1000
     T     6/20                               T      5/30                                  T       5/ 9
     W     6/19                               W      5/29       5 3/4       200            W       5/ 8
     T     6/18      H6 1/4       100         T      5/28                                  T       5/ 7
     M     6/17       5 3/4      6500         M      5/27                                  M       5/ 6

     F     6/14                               F      5/24                                  F       5/ 3
     T     6/13                               T      5/23                                  T       5/ 2
     W     6/12                               W      5/22       6 1/8     17800            W       5/ 1
     T     6/11                               T      5/21       5 5/8       200            T       4/30       5 3/4        400
     M     6/10                               M      5/20       5 5/8       500            M       4/29       6 1/8       5200
--------------------------------------------------------------------------------------------------------------------------------
Bloomberg-all rights reserved.    Frankfurt:69-920410     Hong Kong:2-521-3000        London:171-330-7500     New York:212-318-2000
Princeton:609-279-3000      Singapore:226-3000         Sydney:2-9777-8600         Tokyo:3-3201-8900          Sao Paulo:11-3048-4500
                                                                                                      G267-447-3 26-Sep-97 13:42:36

Page                                                                                             DG48    Equity    H  P

      C  O  M  P  O  S  I  T  E  /  C  L  O  S  E  /  P  R  I  C  E                                   PAGE             2 / 2
MERITAGE HOSPITALITY GRO  (MHGI    US)                                 PRICE  3 1/4       U           $               DELAYED
                                                                                       HI 6 1/4                 ON    6/18/96
      RANGE       4/2/96     TO   6/27/96     PERIOD  D  (D-W-M-Q-Y)                  AVE 5.794                 VL       1403
                                    T      (T=Trd, B=Bid, A=Ask, W=Wa)                LOW 5 1/2                 ON    4/22/96
--------------------------------------------------------------------------------------------------------------------------------
        DATE          PRICE     VOLUME          DATE            PRICE       VOLUME            DATE        PRICE        VOLUME
--------------------------------------------------------------------------------------------------------------------------------
    F      4/26     5 11/16     15900         F      4/ 5
    T      4/25       5 3/4      6200         T      4/ 4       6 1/8         100
    W      4/24       5 3/4      1000         W      4/ 3       5 5/8         200
    T      4/23       6 1/4       100         T      4/ 2       5 5/8        1500
    M      4/22      L5 1/2      3600

    F      4/19
    T      4/18       5 3/4       300
    W      4/17
    T      4/16       5 3/4      1000
    M      4/15       5 1/2      1000

    F      4/12
    T      4/11
    W      4/10
    T      4/ 9
    M      4/ 8       5 5/8      6000
--------------------------------------------------------------------------------------------------------------------------------
Bloomberg-all rights reserved.    Frankfurt:69-920410     Hong Kong:2-521-3000      London:171-330-7500     New York:212-318-2000
Princeton:609-279-3000      Singapore:226-3000         Sydney:2-9777-8600         Tokyo:3-3201-8900        Sao Paulo:11-3048-4500
                                                                                                    G267-447-3 26-Sep-97 13:42:38

2                                                                                                        Equity       H  P

      C  O  M  P  O  S  I  T  E  /  C  L  O  S  E  /  P  R  I  C  E                                    PAGE              1 / 2
MERITAGE HOSPITALITY GRO  (MHGI    US)                                    PRICE  3-1/4     U           $                DELAYED
                                                                                       HI 6 3/8                 ON      1/ 2/96
      RANGE       1/ 2/96     TO   3/28/96     PERIOD  D  (D-W-M-Q-Y)                 AVE 5.7500                VL          629
                                    T      (T=Trd, B=Bid, A=Ask, W=Wa)                LOW   5 1/2               ON      3/ 6/96
--------------------------------------------------------------------------------------------------------------------------------
        DATE           PRICE       VOLUME          DATE         PRICE       VOLUME           DATE          PRICE        VOLUME
--------------------------------------------------------------------------------------------------------------------------------
     F                                           F     3/ 8         6        2000          F     2/16
     T       3/28       6 1/8       100          T     3/ 7       5 3/4      3800          T     2/15
     W       3/27                                W     3/ 6      L5 1/2       800          W     2/14
     T       3/26                                T     3/ 5                                T     2/13
     M       3/25                                M     3/ 4                                M     2/12

     F       3/22                                F     3/ 1                                F     2/ 9
     T       3/21                                T     2/29                                T     2/ 8
     W       3/20       6 1/8      2000          W     2/28                                W     2/ 7
     T       3/19       5 7/8      2000          T     2/27                                T     2/ 6
     M       3/18                                M     2/26                                M     2/ 5

     F       3/15                                F     2/23                                F     2/ 2         6         3000
     T       3/14                                T     2/22                                T     2/ 1
     W       3/13                                W     2/21                                W     1/31
     T       3/12                                T     2/20                                T     1/30       5 1/2       2000
     M       3/11                                M     2/19                                M     1/29
--------------------------------------------------------------------------------------------------------------------------------
Bloomberg-all rights reserved.    Frankfurt:69-920410     Hong Kong:2-521-3000        London:171-330-7500     New York:212-318-2000
Princeton:609-279-3000      Singapore:226-3000         Sydney:2-9777-8600         Tokyo:3-3201-8900          Sao Paulo:11-3048-4500
                                                                                                      G267-447-3 26-Sep-97 13:43:38

Page                                                                                             DG48    Equity    H  P

      C  O  M  P  O  S  I  T  E  /  C  L  O  S  E  /  P  R  I  C  E                                   PAGE            2 / 2
MERITAGE HOSPITALITY GRO  (MHGI                 US)                      PRICE  3-1/4     U           $            DELAYED
                                                                                       HI 6 3/8                 ON        1/ 2/96
      RANGE       1/  2/96     TO   3/28/96     PERIOD  D  (D-W-M-Q-Y)                AVE 5.7500                VL            629
                                    T      (T=Trd, B=Bid, A=Ask, W=Wa)                LOW 5 1/2                 ON        3/ 6/96
--------------------------------------------------------------------------------------------------------------------------------
      DATE          PRICE      VOLUME            DATE            PRICE       VOLUME           DATE         PRICE        VOLUME
--------------------------------------------------------------------------------------------------------------------------------
  F      1/26                              F           1/ 5       5 1/2      1500
  T      1/25                              T           1/ 4       5 3/4      2100
  W      1/24       5 1/2       500        W           1/ 3
  T      1/23                              T           1/ 2      H6 3/8      8800
  M      1/22

  F      1/19       5 1/2       100
  T      1/18       5 1/2       400
  W      1/17
  T      1/16       5 1/2      5000
  M      1/15

  F      1/12
  T      1/11       5 1/2       100
  W      1/10       5 3/4      4800
  T      1/ 9
  M      1/ 8
--------------------------------------------------------------------------------------------------------------------------------
Bloomberg-all rights reserved.    Frankfurt:69-920410     Hong Kong:2-521-3000        London:171-330-7500     New York:212-318-2000
Princeton:609-279-3000      Singapore:226-3000         Sydney:2-9777-8600         Tokyo:3-3201-8900          Sao Paulo:11-3048-4500
                                                                                                      G267-447-3 26-Sep-97 13:43:39

-------------------------------------------------------------------------------


                            ASSET/BOOK VALUE ANALYSIS



        -------------------------------------------------------------

-------------------------------------------------------------------------------


                           THIS ANALYSIS NOT UTILIZED


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


                          DISCOUNTED CASH FLOW ANALYSIS
                               (BUDGETED SCENARIO)


         ------------------------------------------------------------

==============================================================================
                      Wendy's of West Michigan -- Budgeted
                      Discounted Cash Flow Analysis Summary

------------------------------------------------------------------------------------------------------------------------------

                                                                      1998F       1999F        2000F       2001F        2002F
                                                                --------------------------------------------------------------
              Sales                                                 $27,783      $28,477     $29,189      $29,919     $30,667
              Sales Growth                                              2.5%         2.5%        2.5%         2.5%        2.5%
              EBIT                                                     $778         $855        $906         $973      $1,028
              EBIT %                                                    2.8%         3.0%        3.1%         3.3%        3.4%

              Adjustments
              -----------

              Rebates                                                  $271         $278        $285         $292        $299

              Additional Rent Expense                                 ($496)       ($509)      ($521)       ($534)      ($548)

              Expense Reduction                                          $0           $0          $0           $0          $0
                                                                --------------------------------------------------------------
              Total Adjustments                                       ($225)       ($231)      ($236)       ($242)      ($249)


              Adjusted EBIT                                            $553         $624        $670         $731        $779

                                                                --------------------------------------------------------------
              Adjusted EBIT %                                           2.0%         2.2%        2.3%         2.4%        2.5%

              Taxes @ 34.0%                                           ($188)       ($212)      ($228)       ($249)      ($265)

              NOL Carry Forward Tax Credit                               $0           $0          $0           $0          $0

              Sources - (Uses) of Cash

                   Net Change in Working Capital                       ($51)         $24         $24          $25         $25

                   Depreciation & Amortization                         $896         $939        $981       $1,024      $1,067

                   Capital Expenditures                               ($300)       ($300)      ($300)       ($300)      ($300)

                                                                ==============================================================
              Operating Cash Flow                                      $910       $1,074      $1,148       $1,232      $1,307
                                                                ==============================================================

              Takeout Value


                   EBIT                                                                                                  $779

                   Less NOL Carry Forward                       (No adjustment using EBIT multiple)                        $0
                                                                                                                  ------------
                   Sustainable Cash Flow                                                                                 $779

                   EBIT Multiple                                                                                           $5.5
                                                                                                                  ------------
                   Takeout                                                                                             $4,286


              Cash Flow Discount Rate                                  13.6%

              Takeout Discount Rate                                    13.6%


              Cash Flows from Operations                               $910       $1,074      $1,148       $1,232      $1,307

              Cash Flow from Takeout                                                                                   $4,286
                                                                --------------------------------------------------------------
              Present Value of Cash Flows from Opers.                  $801         $833        $784         $741        $692

              Present Value of Cash Flows from Takeout                                                                 $2,269
                                                                ==============================================================
              Present Value Total                                      $801       $1,634      $2,418       $3,159      $6,119

===================================================================================================================================

===============================================================================
                      Wendy's of West Michigan -- Budgeted
                      Discounted Cash Flow Analysis Summary
------------------------------------------------------------------------------



              Weighted Average Cost of Capital Calculation

              --------------------------------------------------------------------------------------------------------------------
                                                                   Proportion   Opportunity      Tax      After-Tax   Contribution
              Source of Capital                                    of Capital       Cost       Benefit       Cost       to WACC
              ---------------------------------------------------------------------------------------------------------------------

              Senior Debt                                                60.0%         9.0%       34.0%         5.9%         3.6%

              Mezzanine Debt                                              0.0%        20.0%       34.0%        13.2%         0.0%

              Equity                                                     40.0%        25.0%                    25.0%        10.0%
                                                                                                                       -----------
              Weighted Average Cost of Capital                                                                              13.6%
                                                                                                                       -----------

              ---------------------------------------------------------------------------------------------------------------------



              Discounted Cash Flow Assumptions                                           Takeout Calculation
              -----------------------------------------------------------------          ------------------------------------------
              Cash Flow Discount Rate / WACC                             13.6%           EBIT                               $779
              EBIT Multiple                                               5.5x           EBIT Multiple                       5.5x
                                                                                                                    ------------
              Takeout Discount Rate                                      13.6%           Takeout Value                    $4,284
              -----------------------------------------------------------------          ------------------------------------------


              Discounted Cash Flow Calculation
              -------------------------------------------------------------------------------------------------------------------
                                                                              # of Years to      Discount     Present
                                          Year                   Cash Flow      Discount          Factor       Value  Price/Share
                                       ------------------------------------------------------------------------------------------
                                       1998F                        $     910          1           0.8806      $801      $637.69
                                       1999F                        $   1,074          2           0.7754      $833      $662.62
                                       2000F                        $   1,148          3           0.6828      $784      $623.65
                                       2001F                        $   1,232          4           0.6012      $741      $589.29
                                       2002F                        $   1,307          5           0.5294      $692      $550.48
                                       Take out                     $   4,284          5           0.5294    $2,268    $1,804.69
                                                                                                     ----------------------------
              Intrinsic  Value                                                                             $6,119      $4,868.42


              Adjustment to Shareholder Value
              -------------------------------------
              Plus Excess Cash & Mkt. Secs.                                                                    $0          $0.00
              Plus:  Prepaids & Other Assets                                                                   $0          $0.00
              Plus:  Remaining NOL Value                                                                       $0          $0.00
              Less Existing Debt                                                                          ($3,609)    ($2,871.58)
                                                                                                     ----------------------------
              Shareholder Value                                                                            $2,510      $1,996.84
                                                                                                     ----------------------------
              Price / Share
              -------------------------------------------------------------------------------------------------------------------


===================================================================================================================================

--------------------------------------------------------------------------------




                          DISCOUNTED CASH FLOW ANALYSIS
                            (AGGRESSIVE SCENARIO)


           -------------------------------------------------------

===============================================================================
                     Wendy's of West Michigan -- Aggressive
                      Discounted Cash Flow Analysis Summary
-------------------------------------------------------------------------------

                                                                   1998F       1999F        2000F       2001F        2002F
                                                                --------------------------------------------------------------
              Sales                                                 $27,783      $28,477     $29,189    $  29,919     $30,667

              Sales Growth                                              2.5%         2.5%        2.5%         2.5%        2.5%

              EBIT                                                  $ 1,028      $ 1,083     $ 1,139    $   1,153     $ 1,212

              EBIT %                                                    3.7%         3.8%        3.9%         3.9%        4.0%

              Adjustments
              -----------

              Rebates                                               $   296      $   303     $   310    $     317        $324

              Additional Rent Expense                                 ($496)       ($509)      ($521)       ($534)      ($548)

              Expense Reduction                                     $     0      $     0     $     0    $       0     $     0
                                                                --------------------------------------------------------------
              Total Adjustments                                       ($200)       ($206)      ($211)       ($217)      ($224)

              Adjusted EBIT                                         $   828      $   877     $   928    $     936     $   988
                                                                --------------------------------------------------------------
              Adjusted EBIT %                                           3.0%         3.1%        3.2%         3.1%        3.2%

              Taxes @ 34.0%                                           ($282)       ($298)      ($316)       ($318)      ($336)

              NOL Carry Forward Tax Credit                          $     0      $     0     $     0    $       0     $     0

              Sources - (Uses) of Cash

                   Net Change in Working Capital                       ($56)     $    25     $    24    $      29     $    25

                   Depreciation & Amortization                      $   896      $   939     $   981    $   1,024     $ 1,067

                   Capital Expenditures                               ($300)       ($300)      ($300)       ($300)      ($300)

                                                                -------------------------------------------------------------
              Operating Cash Flow                                   $ 1,086      $ 1,243      $1,318       $1,370     $ 1,445
                                                                ==============================================================

              Takeout Value

                   EBIT                                                                                               $   988

                   Less NOL Carry Forward                       (No Adjustment using EBIT multiple)                   $     0
                                                                                                                  ------------
                   Sustainable Cash Flow                                                                              $   988

                   EBIT Multiple                                                                                          5.5
                                                                                                                  ------------
                   Takeout                                                                                             $5,435

              Cash Flow Discount Rate                                  13.6%

              Takeout Discount Rate                                    13.6%

              Cash Flows from Operations                            $ 1,086      $ 1,243      $1,318       $1,370      $1,445
              Cash Flow from Takeout                                                                                   $5,435
                                                                --------------------------------------------------------------
              Present Value of Cash Flows from Opers.               $   957      $   964      $  900       $ 824       $  765
              Present Value of Cash Flows from Takeout                                                                 $2,878
                                                                ==============================================================
              Present Value Total                                   $   957      $ 1,920      $2,820       $3,644      $7,287

===================================================================================================================================


===================================================================================================================================
                                                 Wendy's of West Michigan -- Aggressive
                                                  Discounted Cash Flow Analysis Summary
-----------------------------------------------------------------------------------------------------------------------------------



              Weighted Average Cost of Capital Calculation

              ---------------------------------------------------------------------------------------------------------------------
                                                                   Proportion   Opportunity      Tax      After-Tax   Contribution
              Source of Capital                                    of Capital       Cost       Benefit       Cost       to WACC
              ---------------------------------------------------------------------------------------------------------------------
              Senior Debt                                                60.0%         9.0%       34.0%         5.9%         3.6%

              Mezzanine Debt                                              0.0%        20.0%       34.0%        13.2%         0.0%

              Equity                                                     40.0%        25.0%                    25.0%        10.0%
                                                                                                                      ------------
              Weighted Average Cost of Capital                                                                              13.6%
                                                                                                                      ------------

              ---------------------------------------------------------------------------------------------------------------------


              Discounted Cash Flow Assumptions                                           Takeout Calculation
              ----------------------------------------------------------------           -----------------------------------------
              Cash Flow Discount Rate / WACC                             13.6%           EBIT                             $  988
              EBIT Multiple                                               5.5x           EBIT Multiple                       5.5x
                                                                                                                     ------------
              Takeout Discount Rate                                      13.6%           Takeout Value                    $5,435
              ----------------------------------------------------------------           -----------------------------------------


              Discounted Cash Flow Calculation
              --------------------------------------------------------------------------------------------------------------------
                                                                                # of Years to     Discount  Present
                                          Year                     Cash Flow     Discount         Factor    Value     Price/Share
                                       -------------------------------------------------------------------------------------------
                                       1998F                        $   1,086          1           0.8806      $957      $761.22
                                       1999F                        $   1,243          2           0.7754      $963      $766.59
                                       2000F                        $   1,318          3           0.6828      $900      $715.99
                                       2001F                        $   1,371          4           0.6012      $824      $655.80
                                       2002F                        $   1,445          5           0.5294      $765      $608.67
                                       Take out                     $   5,435          5           0.5294    $2,878    $2,289.55
                                                                                                     ---------------------------
              Intrinsic  Value                                                                               $7,287    $5,797.82


              Adjustment to Shareholder Value
              -------------------------------------
              Plus Excess Cash & Mkt. Secs.                                                                  $    0    $    0.00
              Plus:  Prepaids & Other Assets                                                                 $    0    $    0.00
              Plus:  Remaining NOL Value                                                                     $    0    $    0.00
              Less Existing Debt                                                                            ($3,609)  ($2,871.58)
                                                                                                     ----------------------------
              Shareholder Value                                                                              $3,678    $2,926.24
                                                                                                     ----------------------------
              Price / Share
              --------------------------------------------------------------------------------------------------------------------


===================================================================================================================================

--------------------------------------------------------------------------------
                          DISCOUNTED CASH FLOW ANALYSIS
                             (CONSERVATIVE SCENARIO)


     -------------------------------------------------------------------

===============================================================================
                    Wendy's of West Michigan -- Conservative
                      Discounted Cash Flow Analysis Summary
-------------------------------------------------------------------------------

                                                                   1998F       1999F        2000F       2001F        2002F
                                                                --------------------------------------------------------------
              Sales                                                 $27,783      $28,477     $29,189      $29,919     $30,667

              Sales Growth                                              2.5%         2.5%        2.5%         2.5%        2.5%

              EBIT                                                  $   695      $   712     $   730      $   763     $   782

              EBIT %                                                    2.5%         2.5%        2.5%         2.6%        2.6%

              Adjustments
              -----------

              Rebates                                               $   246      $   253     $   260      $   267     $   274

              Additional Rent Expense                                 ($496)       ($509)      ($521)       ($534)      ($548)

              Expense Reduction                                     $     0      $     0     $     0      $     0     $     0
                                                                --------------------------------------------------------------

              Total Adjustments                                       ($250)       ($256)      ($261)       ($267)      ($274)

              Adjusted EBIT                                         $   445      $   456     $   469      $   496     $   508
                                                                --------------------------------------------------------------
              Adjusted EBIT %                                           1.6%         1.6%        1.6%         1.7%        1.7%

              Taxes @ 34.0%                                           ($151)       ($155)      ($159)       ($169)      ($173)

              NOL Carry Forward Tax Credit                          $     0      $     0     $     0      $     0     $     0

              Sources - (Uses) of Cash

                   Net Change in Working Capital                       ($51)     $    25     $    22      $    25     $    25

                   Depreciation & Amortization                      $   896      $   939     $   981      $ 1,024     $ 1,067

                   Capital Expenditures                               ($300)       ($300)      ($300)       ($300)      ($300)

                                                                --------------------------------------------------------------
              Operating Cash Flow                                   $   838      $   965     $ 1,013      $ 1,077     $ 1,128
                                                                ==============================================================

              Takeout Value
                   EBIT                                                                                               $   508

                   Less NOL Carry Forward                       (No adjustment using EBIT multiple)                   $     0
                                                                                                                  ------------
                   Sustainable Cash Flow                                                                              $   508

                   EBIT Multiple                                                                                          5.5
                                                                                                                  ------------
                   Takeout                                                                                            $ 2,794

              Cash Flow Discount Rate                                  13.6%

              Takeout Discount Rate                                    13.6%

              Cash Flows from Operations                               $838      $   965     $ 1,013      $ 1,077     $ 1,128
              Cash Flow from Takeout                                                                                  $ 2,794
                                                                --------------------------------------------------------------
              Present Value of Cash Flows from Opers.               $   738      $   748     $   692      $   647     $   597

              Present Value of Cash Flows from Takeout                                                                $ 1,479
                                                                ==============================================================
              Present Value Total                                   $   738      $ 1,487     $ 2,178      $ 2,826     $ 4,902

==================================================================================================================================

===============================================================================
                    Wendy's of West Michigan -- Conservative
                      Discounted Cash Flow Analysis Summary
-------------------------------------------------------------------------------



              Weighted Average Cost of Capital Calculation

              ---------------------------------------------------------------------------------------------------------------------
                                                                 Proportion    Opportunity      Tax      After-Tax  Contribution
              Source of Capital                                  of Capital        Cost       Benefit       Cost      to WACC
              ---------------------------------------------------------------------------------------------------------------------
              Senior Debt                                             60.0%            9.0%       34.0%       5.9%           3.6%
              Mezzanine Debt                                           0.0%           20.0%       34.0%      13.2%           0.0%
              Equity                                                  40.0%           25.0%                  25.0%          10.0%
                                                                                                                        -----------
              Weighted Average Cost of Capital                                                                              13.6%
                                                                                                                        -----------

              ---------------------------------------------------------------------------------------------------------------------

              Discounted Cash Flow Assumptions                                           Takeout Calculation
              --------------------------------------------------------------             ------------------------------------------
              Cash Flow Discount Rate / WACC                          13.6%              EBIT                               $508

              EBIT Multiple                                            5.5x              EBIT Multiple                       5.5x
                                                                                                                   --------------
              Takeout Discount Rate                                   13.6%              Takeout Value                    $2,793
              --------------------------------------------------------------             ------------------------------------------


              Discounted Cash Flow Calculation
              ---------------------------------------------------------------------------------------------------------------------
                                                                              # of Years to      Discount  Present
                                          Year                   Cash Flow      Discount         Factor    Value     Price/Share
                                       --------------------------------------------------------------------------------------------
                                       1998F                     $     839          1           0.8806       $738        $587.58
                                       1999F                     $     965          2           0.7754       $748        $595.24
                                       2000F                     $   1,014          3           0.6828       $692        $550.61
                                       2001F                     $   1,077          4           0.6012       $647        $514.99
                                       2002F                     $   1,128          5           0.5294       $597        $475.10
                                       Take out                  $   2,793          5           0.5294     $1,479      $1,176.53
                                                                                                           ---------------------
              Intrinsic  Value                                                                             $4,902      $3,900.04


              Adjustment to Shareholder Value
              -------------------------------------
              Plus Excess Cash & Mkt. Secs.                                                                    $0          $0.00
              Plus:  Prepaids & Other Assets                                                                   $0          $0.00
              Plus:  Remaining NOL Value                                                                       $0          $0.00
              Less Existing Debt                                                                          ($3,609)    ($2,871.58)
                                                                                                           ---------------------
              Shareholder Value                                                                            $1,293      $1,028.47
                                                                                                           ---------------------
              Price / Share
              ---------------------------------------------------------------------------------------------------------------------


===============================================================================

--------------------------------------------------------------------------------

                           COMPARABLE COMPANY ANALYSIS

       ----------------------------------------------------------------

                  Wendy's of West Michigan Limited Partnership
               Analysis of Comparable Publicly - Traded Companies


                                                               Stock Price(1)
                                                         --------------------------------     Shares        Market        Agg.
Company                               FYE       Symbol      Close      52 WK H       52 WK L  Outsdg.       Equity      Value(2)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                              (000,S)        ($MM)        ($MM)
AU BON PAIN CO., INC.                12/30      ABPCA        $8.75       $9.00        $5.44   10,102          $88.4      $167.7
BLIMPIE INTERNATIONAL, INC.           6/30       BMPE        $4.56      $13.25        $4.38    9,526          $43.4       $40.2
BOSTON CHICKEN, INC.                 12/31       BOST       $14.13      $41.50       $10.63   68,318         $965.3    $1,521.7
SCHLOTZSKY'S, INC.                   12/31       BUNZ       $18.75      $20.38        $9.25    5,549         $104.0      $100.3
BACK YARD BURGERS, INC.              12/30       BYBI        $1.88       $2.44        $1.63    4,246           $8.0        $9.2
CHECKERS DRIVE-IN REST.               1/1        CHKR        $1.25       $3.03        $0.72   60,750          $75.9      $110.7
CKE RESTAURANTS, INC.                 1/31       CKR        $42.88      $43.13       $18.38   41,786       $1,791.8    $1,849.7
CONSOLIDATED PRODUCTS                 9/27       COP        $18.06      $19.00       $14.00   16,535         $298.6      $350.3
DAVCO RESTAURANTS, INC.               9/30       DVC        $17.88      $18.13        $8.38    6,429         $115.0      $167.1
EINSTEIN/NOAH BAGEL CORP             12/31       ENBX       $12.69      $36.50        $8.75   33,270         $422.2      $477.0
KOO KOO ROO, INC.                    12/31       KKRO        $5.31       $8.81        $3.50   17,167          $91.2       $84.3
MCDONALD'S CORPORATION               12/31       MCD        $46.69      $54.88       $42.50  688,017      $32,123.5   $37,563.9
MORGAN'S FOODS, INC.                  3/3         MR         $2.13       $4.13        $1.50    2,942           $6.3       $16.4
NATHAN'S FAMOUS                       3/31       NATH        $4.25       $4.56        $2.75    4,722          $20.1       $19.9
NPC INTERNATIONAL, INC.               3/26       NPCI       $12.44      $12.63        $7.88   24,668         $306.9      $511.1
PJ AMERICA, INC.                     12/31       PJAM       $15.94      $22.25       $12.13    5,505          $87.7       $83.9
PAPA JOHN'S INT'L, INC.              12/31       PZZA       $33.00      $39.50       $22.63   28,958         $955.6      $947.7
QUALITY DINING, INC.                 10/29       QDIN        $6.06      $30.50        $3.38   16,910         $102.5      $241.2
RALLY'S HAMBURGERS, INC.             12/31       RLLY        $2.88       $5.00        $1.88   20,826          $60.0      $125.8
SBARRO, INC.                         12/31       SBA        $27.00      $29.75       $24.25   20,440         $551.9      $459.1
SHOWBIZ PIZZA TIME, INC.             12/29       SHBZ       $23.88      $27.38       $14.00   18,753         $447.8      $464.0
TACO CABANA, INC.                    12/31       TACO        $5.50       $8.13        $3.75   14,827          $81.5       $96.4
WENDY'S INTERNATIONAL                12/31       WEN        $21.88      $27.94       $18.25  131,704       $2,881.7    $2,877.6





All Financials taken from Strategic Investor data service except as noted







                                                                  LTM
                                Funded      Debt/     -------------------------------------   L12M
Company                          Debt       Equity(5)     Sales(4)     EBIT(4)    EBITDA(4)      Sales
--------------------------------------------------------------------------------------------------------
                                 ($MM)                    ($MM)        ($MM)       ($MM)
AU BON PAIN CO., INC.             $82.3        91.0%      $243.4        $4.6       $21.2         0.7 x
BLIMPIE INTERNATIONAL, INC.        $0.0         0.0%       $37.8        $4.7        $5.1         1.1 x
BOSTON CHICKEN, INC.             $732.5        73.0%      $334.0      $108.8      $138.3         4.6 x
SCHLOTZSKY'S, INC.                 $3.8        11.0%       $22.4        $2.8        $4.6         4.5 x
BACK YARD BURGERS, INC.            $2.1        26.0%       $24.5        $0.3        $1.4         0.4 x
CHECKERS DRIVE-IN REST.           $38.7        73.0%      $155.8      ($18.8)      ($6.5)        0.7 x
CKE RESTAURANTS, INC.             $86.1        38.0%      $696.6       $50.1       $81.1         2.7 x
CONSOLIDATED PRODUCTS             $53.1        75.0%      $255.4       $25.0       $37.8         1.4 x
DAVCO RESTAURANTS, INC.           $53.5       114.0%      $221.4       $16.3       $24.9         0.8 x
EINSTEIN/NOAH BAGEL CORP         $125.0        37.0%       $55.7        $4.1        $9.5         8.6 x
KOO KOO ROO, INC.                  $2.4         3.0%       $45.0      ($13.6)      ($8.3)        1.9 x
MCDONALD'S CORPORATION         $5,742.6        66.0%   $11,045.6    $2,655.9    $3,413.8         3.4 x
MORGAN'S FOODS, INC.              $12.6       399.0%       $38.3        $0.4        $2.1         0.4 x
NATHAN'S FAMOUS                    $0.0         0.0%       $26.7        $1.3        $2.8         0.7 x
NPC INTERNATIONAL, INC.          $209.5       206.0%      $326.0       $35.4       $53.7         1.6 x
PJ AMERICA, INC.                   $0.0         0.0%       $16.8        $1.7        $2.2         5.0 x
PAPA JOHN'S INT'L, INC.            $1.5         1.0%      $392.9       $29.0       $39.9         2.4 x
QUALITY DINING, INC.             $140.8       204.0%      $286.2       $12.1       $29.1         0.8 x
RALLY'S HAMBURGERS, INC.          $69.1       370.0%      $144.2        $7.8       $18.2         0.9 x
SBARRO, INC.                       $0.0         0.0%      $332.8       $56.5       $79.6         1.4 x
SHOWBIZ PIZZA TIME, INC.          $28.9        18.0%      $319.9       $50.1       $75.8         1.5 x
TACO CABANA, INC.                 $14.9        13.0%      $130.0        $6.9       $16.6         0.7 x
WENDY'S INTERNATIONAL            $246.6        18.0%    $1,994.5      $287.9      $355.9         1.4 x

                               -------------------------------------------------------------------------
                                MEDIAN:                                                           1.4 x
                                  MEAN:                                                           2.1
                                  MEAN (excluding high and low)                                   1.8
                               -------------------------------------------------------------------------







                                       Aggregate Value
                                   As a Multiple of L12M:                    Share Price as a Multiple of:
                                --------------------------------------------------------------------------------          Market
                                                                                                                 Book     Equity/
                                         L12M          L12M            12M            1197E          1998E       Value/    Book
Company                                  EBIT          EBITDA          EPS            EPS(3)         EPS(3)      Share(4)  Value
-----------------------------------------------------------------------------------------------------------------------------------

AU BON PAIN CO., INC.           x         36.5 x          7.9 x          n/m x         43.8 x          25.0x     $7.65        1.1x
BLIMPIE INTERNATIONAL, INC.     x          8.6 x          7.9 x         12.7 x          n/a x          n/a x     $1.94        2.4x
BOSTON CHICKEN, INC.            x         14.0 x         11.0 x         12.7 x         13.2 x          10.5x    $15.06        0.9x
SCHLOTZSKY'S, INC.              x         35.8 x         21.8 x         27.2 x         22.9 x          17.4x     $6.21        3.0x
BACK YARD BURGERS, INC.         x         30.7 x          6.6 x         20.9 x          n/a x          n/a x     $1.95        1.0x
CHECKERS DRIVE-IN REST.         x          n/a x          n/a x          n/m x          n/a x          n/a x     $0.87        1.4x
CKE RESTAURANTS, INC.           x         36.9 x         22.8 x         44.8 x         40.5 x          29.6x     $6.74        6.4x
CONSOLIDATED PRODUCTS           x         14.0 x          9.3 x         18.5 x         17.9 x          15.2x     $4.56        4.0x
DAVCO RESTAURANTS, INC.         x         10.2 x          6.7 x         31.4 x         16.0 x          14.3x     $7.78        2.3x
EINSTEIN/NOAH BAGEL CORP        x        116.3 x         50.2 x         21.9 x         20.5 x          15.5x    $10.01        1.3x
KOO KOO ROO, INC.               x          n/a x          n/a x          n/m x          n/a x          n/a x     $3.95        1.3x
MCDONALD'S CORPORATION          x         14.1 x         11.0 x         20.1 x         19.2 x          17.1x    $12.21        3.8x
MORGAN'S FOODS, INC.            x         40.9 x          7.8 x          n/m x          n/a x          n/a x     $1.11        1.9x
NATHAN'S FAMOUS                 x         15.3 x          7.1 x         23.6 x          n/a x          n/a x     $4.76        0.9x
NPC INTERNATIONAL, INC.         x         14.4 x          9.5 x         17.0 x         13.5 x          10.9x     $4.12        3.0x
PJ AMERICA, INC.                x         49.3 x         38.1 x          n/m x         23.4 x          19.7x     $3.89        4.1x
PAPA JOHN'S INT'L, INC.         x         32.7 x         23.8 x         41.1 x         35.9 x          27.7x     $6.45        5.1x
QUALITY DINING, INC.            x         19.9 x          8.3 x          n/m x          n/a x          22.4x     $4.08        1.5x
RALLY'S HAMBURGERS, INC.        x         16.1 x          6.9 x          n/m x         24.0 x           4.8x     $0.93        3.1x
SBARRO, INC.                    x          8.1 x          5.8 x         14.3 x         13.6 x          12.3x    $10.19        2.6x
SHOWBIZ PIZZA TIME, INC.        x          9.3 x          6.1 x         23.0 x         18.8 x          16.0x     $8.45        2.8x
TACO CABANA, INC.               x         14.0 x          5.8 x         39.3 x         23.9 x          16.7x     $7.63        0.7x
WENDY'S INTERNATIONAL           x         10.0 x          8.1 x         18.2 x         16.0 x          13.9x    $10.00        2.2x



                                ---------------------------------------------------------------------------------------------------
 MEDIAN:                                  15.3 x          8.1           21.4x          19.8x           16.x      $6.21        2.x
   MEAN:                                  26.1           13.5           24.2           22.7            17.0      $6.11        2.5
   MEAN (excluding high and low)          22.3           11.9           23.5           21.9            17.0      $5.93        2.4
                                ---------------------------------------------------------------------------------------------------

All Financials taken from Strategic Investor data service except as noted


NOTES:        (1) Closing prices as of 9/15/97
              (2) Aggregate value equals market value of equity plus total debt and preferred stock net of cash and marketable securities
              (3) Based on median I/B/E/S estimates as of 9/16/97
              (4) Financials taken from Bloomberg System
              (5) Debt/Equity consists of Total Funded Debt to Total Balance
                  Sheet Equity
              (6) Current Ratio consists of latest quarter Current Assets to latest quarter Current Liabilities

                  Wendy's of West Michigan Limited Partnership
               Analysis of Comparable Publicly - Traded Companies



                                                                                                           Common Stock Price
                                                                                                        -------------------------
                                                                                                        As a % of    Premium to

                                                                               Stock Price(1)
                                                                   -------------------------------------      52 WK       52 WK
Company                                    FYE        Symbol          Close         52 WK H      52 WK L       High         Low
---------------------------------------------------------------------------------------------------------------------------------

AU BON PAIN CO., INC.                     12/30       ABPCA              $8.75        $9.00       $5.44        97.2%       60.8%
BLIMPIE INTERNATIONAL, INC.               6/30         BMPE              $4.56       $13.25       $4.38        34.4%        4.1%
BOSTON CHICKEN, INC.                      12/31        BOST             $14.13       $41.50      $10.63        34.0%       32.9%
SCHLOTZSKY'S, INC.                        12/31        BUNZ             $18.75       $20.38       $9.25        92.0%      102.7%
BACK YARD BURGERS, INC.                   12/30        BYBI              $1.88        $2.44       $1.63        77.0%       15.3%
CHECKERS DRIVE-IN REST.                    1/1         CHKR              $1.25        $3.03       $0.72        41.3%       73.6%
CKE RESTAURANTS, INC.                     1/31         CKR              $42.88       $43.13      $18.38        99.4%      133.3%
CONSOLIDATED PRODUCTS                     9/27         COP              $18.06       $19.00      $14.00        95.1%       29.0%
DAVCO RESTAURANTS, INC.                   9/30         DVC              $17.88       $18.13       $8.38        98.6%      113.4%
EINSTEIN/NOAH BAGEL CORP                  12/31        ENBX             $12.69       $36.50       $8.75        34.8%       45.0%
KOO KOO ROO, INC.                         12/31        KKRO              $5.31        $8.81       $3.50        60.3%       51.7%
MCDONALD'S CORPORATION                    12/31        MCD              $46.69       $54.88      $42.50        85.1%        9.9%
MORGAN'S FOODS, INC.                       3/3          MR               $2.13        $4.13       $1.50        51.6%       42.0%
NATHAN'S FAMOUS                           3/31         NATH              $4.25        $4.56       $2.75        93.2%       54.5%
NPC INTERNATIONAL, INC.                   3/26         NPCI             $12.44       $12.63       $7.88        98.5%       57.9%
PJ AMERICA, INC.                          12/31        PJAM             $15.94       $22.25      $12.13        71.6%       31.4%
PAPA JOHN'S INT'L, INC.                   12/31        PZZA             $33.00       $39.50      $22.63        83.5%       45.8%
QUALITY DINING, INC.                      10/29        QDIN              $6.06       $30.50       $3.38        19.9%       79.3%
RALLY'S HAMBURGERS, INC.                  12/31        RLLY              $2.88        $5.00       $1.88        57.6%       53.2%
SBARRO, INC.                              12/31        SBA              $27.00       $29.75      $24.25        90.8%       11.3%
SHOWBIZ PIZZA TIME, INC.                  12/29        SHBZ             $23.88       $27.38      $14.00        87.2%       70.6%
TACO CABANA, INC.                         12/31        TACO              $5.50        $8.13       $3.75        67.7%       46.7%
WENDY'S INTERNATIONAL                     12/31        WEN              $21.88       $27.94      $18.25        78.3%       19.9%




All Financials taken from Strategic Investor data service except as noted




                                                     Institutional Ownership
                                            Public  -------------------------      LTM         Dividend      Total
Company                                     Float     Net Purch.    % Owned       Dividend        Yield       Assets
----------------------------------------------------------------------------------------------------------------------
                                                                                                        (MM)
AU BON PAIN CO., INC.                       6,600           99          54.5%       n/a           0.00%     $192.8
BLIMPIE INTERNATIONAL, INC.                 3,900         (146)          4.4%        $0.03        0.66%      $23.8
BOSTON CHICKEN, INC.                       32,100       (1,063)         71.3%       n/a           0.00%   $2,005.8
SCHLOTZSKY'S, INC.                          2,900          (48)         13.8%       n/a           0.00%      $42.3
BACK YARD BURGERS, INC.                     3,100            0           1.1%       n/a           0.00%      $11.3
CHECKERS DRIVE-IN REST.                    57,700         (204)          3.8%       n/a           0.00%     $124.9
CKE RESTAURANTS, INC.                      32,600        2,017          55.5%        $0.08        0.19%     $410.0
CONSOLIDATED PRODUCTS                       9,900          126          33.2%       n/a           0.00%     $157.9
DAVCO RESTAURANTS, INC.                     2,300           82          67.4%       n/a           0.00%     $118.3
EINSTEIN/NOAH BAGEL CORP                   12,300        2,676          20.9%       n/a           0.00%     $482.8
KOO KOO ROO, INC.                           5,300          262          13.5%       n/a           0.00%      $74.3
MCDONALD'S CORPORATION                    681,100        5,813          52.2%        $0.33        0.71%  $17,562.0
MORGAN'S FOODS, INC.                        1,600         (106)         40.8%       n/a           0.00%      $19.9
NATHAN'S FAMOUS                             1,800          328          14.8%       n/a           0.00%      $28.0
NPC INTERNATIONAL, INC.                     8,900          416          25.1%       n/a           0.00%     $378.7
PJ AMERICA, INC.                            3,900          911          31.8%       n/a           0.00%      $23.5
PAPA JOHN'S INT'L, INC.                     9,600        3,765          79.8%       n/a           0.00%     $226.6
QUALITY DINING, INC.                        9,100          367          35.4%       n/a           0.00%     $262.0
RALLY'S HAMBURGERS, INC.                    1,900          830          19.1%       n/a           0.00%     $111.3
SBARRO, INC.                               12,700        1,535          57.5%        $1.08        4.00%     $251.0
SHOWBIZ PIZZA TIME, INC.                   15,000        1,727          69.0%       n/a           0.00%     $227.6
TACO CABANA, INC.                           9,300           38          66.7%       n/a           0.00%     $143.2
WENDY'S INTERNATIONAL                     108,000           34          53.6%        $0.24        1.10%   $1,867.4


                                          ----------------------------------------------------------------------------
                                          MEDIAN:                                    $0.24        0.00%     $157.9
                                          MEAN:                                      $0.35        0.29%   $1,075.9
                                          MEAN (excluding high and low)              $0.22        0.13%     $341.5
                                                                                 -------------------------------------



                                              Level 1 ROA
                                              ------------
                                             Oper. Inc./   Working      Current       EBIT       EBITDA
Company                                        TA - Cash    Capital     Ratio(6)     Margin      Margin
------------------------------------------------------------------------------------------------------------
AU BON PAIN CO., INC.                            2.42%       $7.9         1.39         1.9%        8.7%
BLIMPIE INTERNATIONAL, INC.                     22.88%       $8.2         0.00        12.4%       13.5%
BOSTON CHICKEN, INC.                             5.95%     $182.6         5.07        32.6%       41.4%
SCHLOTZSKY'S, INC.                               8.08%      $11.9         5.09        12.5%       20.5%
BACK YARD BURGERS, INC.                          2.87%       $0.3         1.26         1.2%        5.7%
CHECKERS DRIVE-IN REST.                        -15.54%     ($16.2)        0.51       -12.1%       -4.2%
CKE RESTAURANTS, INC.                           13.12%     ($17.4)        0.79         7.2%       11.6%
CONSOLIDATED PRODUCTS                           15.97%     ($20.5)        0.43         9.8%       14.8%
DAVCO RESTAURANTS, INC.                         13.94%     ($28.1)        0.16         7.4%       11.2%
EINSTEIN/NOAH BAGEL CORP                         0.99%      $71.0         5.97         7.4%       17.1%
KOO KOO ROO, INC.                              -20.89%       $9.4         4.64       -30.2%      -18.4%
MCDONALD'S CORPORATION                          15.39%  ($1,400.9)        0.44        24.0%       30.9%
MORGAN'S FOODS, INC.                             2.30%      ($1.6)        0.68         1.0%        5.5%
NATHAN'S FAMOUS                                  4.68%       $5.0         1.92         4.9%       10.5%
NPC INTERNATIONAL, INC.                          9.48%     ($28.1)        0.39        10.9%       16.5%
PJ AMERICA, INC.                                 8.65%      $14.6         7.72        10.1%       13.1%
PAPA JOHN'S INT'L, INC.                         13.35%      $14.2         1.61         7.4%       10.2%
QUALITY DINING, INC.                             4.66%     ($20.3)        0.57         4.2%       10.2%
RALLY'S HAMBURGERS, INC.                         7.22%      ($9.6)        0.53         5.4%       12.6%
SBARRO, INC.                                    35.72%      $74.4         3.69        17.0%       23.9%
SHOWBIZ PIZZA TIME, INC.                        23.31%       $2.3         1.06        15.7%       23.7%
TACO CABANA, INC.                                4.82%      ($5.7)        0.53         5.3%       12.8%
WENDY'S INTERNATIONAL                           17.81%     $184.0         1.93        14.4%       17.8%


MEDIAN:                                  ------------------------------------------------------------------
MEAN:                                            8.08%       $2.3         1.06         7.4%       12.8%
MEAN (excluding high and low)                    8.57%     ($41.9)        2.02         7.4%       13.5%
                                                 8.68%      $12.1         1.84         8.0%       13.6%
                                         ------------------------------------------------------------------



All Financials taken from Strategic Investor data service except as noted


NOTES:        (1) Closing prices as of 9/15/97
              (2) Aggregate value equals market value of equity plus total debt and preferred stock net of cash and marketable securities
              (3) Based on median I/B/E/S estimates as of 9/16/97
              (4) Financials taken from Bloomberg System
              (5) Debt/Equity consists of Total Funded Debt to Total Balance Sheet Equity
              (6) Current Ratio consists of latest quarter Current Assets to latest quarter
                  Current Liabilities

                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                              COMPARABLE COMPANIES
------------------------------------------------------------------------------


Au Bon Pain Company, Inc.   Au Bon Pain Company, Inc. is a chain of 289 bakery
                            cafes, 231 of which are company-owned and operated.
                            The Company, which does business under the names "Au
                            Bon Pain" and "Saint Louis Bread Company," positions its bakery cafes to serve customers where they work and shop. Au Bon Pain has bakery cafes throughout the United States and in Santiago, Chile.

Back Yard Burgers, Inc.     Back Yard Burgers, Inc. operates and franchises
                            quick-service restaurants in 15 states. The
                            Company's menu is diverse, emphasizing made-to-order charbroiled burgers, chicken sandwiches, name-brand condiments and other items. Back Yard operates or franchises approximately 44 stores.

Blimpie International, Inc. Blimpie International, Inc. franchises, subfranchises and master licenses a chain of non-cooking, quick service sandwich outlets know as "Blimpie" outlets. The main products sold in a Blimpie outlet are sub sandwiches and salads. The Company has outlets across the United States and worldwide.

Boston Chicken, Inc.        Boston Chicken, Inc. operates and franchises food
                            service stores. The stores specialize in complete meals which include rotisserie roasted chicken and fresh vegetables, salads and other side dishes.
                            Boston Chicken operates 1,087 stores in 38 states and the District of Columbia under the name "Boston
                            Market."

Checkers Drive-In
Restaurants, Inc.           Checkers Drive-In Restaurants, Inc., based in
                            Clearwater, Florida, operates and franchises
                            Checkers "double drive-through" quick service hamburger restaurants. These Restaurants provide automobile-oriented service, featuring hamburgers, french fries, hot dogs, chicken and fish sandwiches, soft drinks and milkshakes. The Restaurants are located throughout the United States.

CKE Restaurants, Inc.       CKE Restaurants, Inc. is the parent company of Carl
                            Karcher Enterprises, Inc., Casa Bonita Incorporated and Summit Family Restaurants Inc. The Company operates "Rally's" quickservice restaurants, "Taco
                            Bueno" quick-service restaurants, "JB's
                            Restaurants," "HomeTown Buffet" restaurants and
                            "Galaxy Diner" restaurants.

                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                              COMPARABLE COMPANIES
------------------------------------------------------------------------------


Consolidated Products, Inc.   Consolidated Products, Inc. operates 208
                              company-owned and franchised restaurants throughout Southern and Midwestern states. The restaurants operate under the name of "Steak n
                              Shake," which offer steakburgers, french fries, milkshakes and breakfast. The Company also operates casual, sports, Mexican and western restaurants as well as coffee shops throughout the South.

Davco Restaurants, Inc.       Davco Restaurants, Inc. operates approximately 228
                              fast food restaurants under the trade name
                              "Wendy's Old Fashioned Hamburgers". The Company maintains these franchises primarily throughout the Mid-Atlantic states.

Einstein/Noah Bagel Corp.     Einstein/Noah Bagel Corp. operates and franchises
                              specialty retail stores that feature fresh-baked bagels, cream cheeses, specialty coffee drinks, soups, sandwiches and salads. The Company operates its stores in the United States under the names
                              "Einstein Bros. Bagels" and "Noah's New York
                              Bagels."

Koo Koo Roo, Inc.             Koo Koo Roo, Inc. operates and franchises
                              fast-food restaurants featuring flame broiled skinless chicken under the names "Koo Koo Roo" and "Color Me Mine." The company owns and operates 28 restaurants, 24 in California, two in Florida, one in Colorado and one in New York.

McDonald's Corporation        McDonald's Corporation develops, operates,
                              franchises and services a worldwide system of restaurants. These restaurants prepare, assemble, package and sell a limited menu of quickly-prepared, moderately-priced foods. There are over 21,000 restaurants in the United States and 102 countries worldwide. Food items include hamburgers, chicken, salads, breakfast foods and beverages.

Morgan's Foods, Inc.          Morgan's Foods, Inc. operates 40 "Kentucky Fried
                              Chicken" restaurants in five states. The Company also operates six "East Side Mario's" restaurants in Cleveland/Akron and Columbus, Ohio.

                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                              COMPARABLE COMPANIES
------------------------------------------------------------------------------


Nathan's Famous Inc.          Nathan's Famous Inc. operates and franchises fast
                              food outlets featuring its famous all beef hot dogs, fresh french fries and other items. The
                              Company's outlets are placed in airports, travel plazas, stadiums, military facilities and schools.
                              Nathan's also licenses the "Nathan's Famous" trademark to Morrell for the manufacture of its hot dogs for sale to supermarkets.

NPC International, Inc.       NPC International, Inc. is a "Pizza Hut"
                              franchisee operating over 600 restaurants and delivery kitchens in 20 states. Through its subsidiary, Romacorp, Inc., the Company is owner/franchiser of "Tony Roma's-Famous for Ribs."
                              Romacorp operates 40 "Tony Roma's" units and, through its affiliates, franchises another 140 including 49 international facilities.

Papa John's International,
Inc. Papa John's International, Inc. operates franchise pizza delivery and carry-out restaurants under the "Papa John's" trademark. The Company operates 1,160 restaurants, 303 company-owned and 857 franchised restaurants, operating in 32 states and the District of Columbia.

PJ America Inc.               PJ America Inc. is a franchise of Papa John's
                              pizza restaurants. The Company currently operates
                              46 Papa John's restaurants in Alabama, Virginia and Texas and has the rights to develop restaurants in Vancouver, Canada and certain parts of California and the commonwealth of Puerto Rico.

Quality Dining, Inc.          Quality Dining, Inc. owns and operates
                              quick-service and casual dining restaurants. The
                              Company owns the Bruegger's Bagel Bakery,"
                              "Grady's American Grill," "Spageddies Italian
                              Kitchen" and "Papa Vino's Italian Kitchen" concepts. The Company also operates "Burger King" restaurants and "Chili's Grill & Bar" restaurants as a franchisee.

Rally's Hamburgers, Inc.      Rally's Hamburgers, Inc. operates and franchises
                              double drive-through quick-service hamburger restaurants. These restaurants offer a limited menu of food service hamburger restaurants. These restaurants offer a limited menu of food items at prices comparably lower than their competitors.
                              There are approximately 474 company-owned and franchised restaurants located in 19 states.

                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                              COMPARABLE COMPANIES
-------------------------------------------------------------------------------


Sbarro, Inc.                  Sbarro, Inc. develops and operates a chain of
                              family-style, cafeteria-type Italian restaurants under the "Sbarro" and "Sbarro The Italian Eatery" names. The Company currently owns 820 and franchises 214 restaurants in the United States and abroad.

Schlotzsky's, Inc.            Schlotzsky's, Inc. franchises quick service
                              restaurants that offer made-to-order sandwiches served on distinctive sourdough bread, pizzas, salads and soups. The Company currently operates over 600 "Schlotzsky's" restaurants worldwide.

Showbiz Pizza Time, Inc.      Showbiz Pizza Time, Inc. operates a system of 314
                              "Chuck E. Cheese's" restaurants in 44 states, of which 244 are Company operated. The Company's restaurants offer pizza, sandwiches and other menu items and feature entertainment by life-size computer controlled robotic characters, rides and arcade games.

Taco Cabana                   Taco Cabana operates a chain of 121 Mexican
                              food restaurants which are operated directly or through franchises. The Company's restaurants are currently located in eight states.

Wendy's International, Inc.   Wendy's International, Inc. operates, develops and
                              franchises a system of fast food restaurants. The
                              Restaurants offer hamburgers, salads and chicken sandwiches. The Company operates or franchises over 4,933 "Wendy's" and "Tim Hortons" restaurants in the United States and 33 countries and territories.